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RADIANT LOGISTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026

Notice of Annual

Meeting of Stockholders

and Proxy Statement

Monday, November 16, 2026

9:00 a.m., Local Time

Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

(This page left blank intentionally)

Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

FROM OUR CHAIRMAN OF THE BOARD

Dear Stockholder:

The 2026 Annual Meeting of Stockholders will be held at our principal executive offices located at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, at 9:00 a.m., Local Time, on Monday, November 16, 2026.

In connection with the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (1) to elect four directors to serve for the ensuing year as members of the Board of Directors of Radiant Logistics, Inc.; (2) to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027; (3) to approve, on an advisory basis, our executive compensation; and (4) to transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof. The accompanying Notice of 2026 Annual Meeting of Stockholders and proxy statement describe these matters in more detail. We urge you to read this information carefully.

The Board of Directors recommends a vote: FOR each of the four nominees for director named in the proxy statement and FOR the approval of the other proposals being submitted to a vote of stockholders.

Voting your shares of Radiant Logistics common stock is easily achieved without the need to attend the Annual Meeting in person. Regardless of the number of shares of Radiant Logistics common stock that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares of Radiant Logistics common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. Voting over the Internet, by telephone, or by written proxy will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors and management of Radiant Logistics, we thank you for your participation and continued support.

Sincerely,

Bohn H. Crain

Chairman of the Board and Chief Executive Officer

October 9, 2026

You can help us make a difference by eliminating paper proxy materials. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive stockholder materials electronically will remain in effect until canceled.

Radiant Logistics, Inc. – 2026 Proxy Statement 1

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders of Radiant Logistics, Inc., a Delaware corporation, will be held on November 16, 2026, at 9:00 a.m., Local Time at our principal executive offices located at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, for the following purposes:

1.
To elect four directors to serve as members of the Board of Directors of Radiant Logistics, Inc. until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the proxy statement for election to the Board of Directors are Bohn H. Crain, Michael Gould, Kristin E. Toth and Richard P. Palmieri;
2.
To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending June 30, 2027;
3.
To approve, on an advisory basis, our executive compensation; and
4.
To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof.

The proxy statement accompanying this Notice describes each of these items of business in detail. Only holders of record of our common stock at the close of business on September 29, 2026, are entitled to notice of, to attend, and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof. A list of such stockholders will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of 10 days ending on the day before the Annual Meeting.

To ensure your representation at the Annual Meeting, you are urged to vote your shares of Radiant Logistics common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. If your shares of Radiant Logistics common stock are held by a bank, broker, or other agent, please follow the instructions from your bank, broker, or other agent to have your shares voted.

BY ORDER OF THE BOARD OF DIRECTORS

Bohn H. Crain

Chairman of the Board and

Chief Executive Officer

Renton, Washington

October 9, 2026

Radiant Logistics, Inc. – 2026 Proxy Statement 2

CONTENTS

_____________________

References in this proxy statement to:

•
“Radiant Logistics,” “we,” “us,” “our,” or the “Company” refer to Radiant Logistics, Inc.;
•
“Board” refers to the Board of Directors of Radiant Logistics;
•
“Annual Meeting” refers to our 2026 Annual Meeting of Stockholders; and
•
“2026 Annual Report” or “2026 Annual Report to Stockholders” refers to our Annual Report on Form 10-K for the year ended June 30, 2026, being made available together with this proxy statement.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

™ and ® denote trademarks and registered trademarks of Radiant Logistics, Inc. or our affiliates, registered as indicated in the United States. All other trademarks and trade names referred to in this proxy statement are the property of their respective owners.

We intend to make this proxy statement and our 2026 Annual Report available online and to commence mailing of the notice to all stockholders entitled to vote at the Annual Meeting beginning on or about October 9, 2026. We will mail paper copies of these materials, together with a proxy card, within three business days of a request properly made by a stockholder entitled to vote at the 2026 Annual Meeting of Stockholders.

Radiant Logistics, Inc. – 2026 Proxy Statement 3

PROXY STATEMENT SUMMARY

This executive summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our 2026 Annual Report to Stockholders before voting.

2026 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME

Monday, November 16, 2026

9:00 a.m., Local Time

LOCATION

Radiant Logistics, Inc.

Principal Executive Offices

Triton Towers Two

700 S. Renton Village Place,

Seventh Floor

Renton, Washington 98057

RECORD DATE

Holders of record of our common stock at the close of business on September 29, 2026, are entitled to notice of, to attend, and to vote at the 2026 Annual Meeting of Stockholders or any continuation, postponement, or adjournment thereof.

VOTING ITEMS
Proposal	Board’s Vote Recommendation	Page
Proposal No. 1: Election of directors	FOR	18
Proposal No. 2: Ratification of appointment of independent registered public accounting firm	FOR	21
Proposal No. 3: Advisory vote on executive compensation	FOR	23

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on Monday, November 16, 2026

This proxy statement and our 2026 Annual Report to Stockholders are available online, free of charge, at www.proxyvote.com. On this website, you will be able to access this proxy statement, our 2026 Annual Report, and any amendments or supplements to these materials that are required to be furnished to stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

CORPORATE GOVERNANCE

best PRACTICES

We have adopted several corporate governance best practices, which are designed to promote actions that benefit our stockholders and create a framework for our decision-making.

Annual election of all directors	All directors are elected annually for a one-year term.

Radiant Logistics, Inc. – 2026 Proxy Statement 4

Majority vote standard for uncontested director elections, with a director resignation policy	We have a majority voting standard for uncontested director elections, and directors who do not receive more votes “for” than “against” their election must offer to resign from the Board.
Three-quarters of our directors are independent	Three of the four directors on our Board are independent.
Robust Board and committee evaluations	Our Board and committees conduct annual performance self-evaluations.
No poison pill	We believe that not having a poison pill benefits our stockholders by not discouraging takeover attempts that may increase value for our stockholders.
Board oversight of Sustainability initiatives	The Audit and Executive Oversight Committee has been delegated oversight authority over our Sustainability initiatives.
Emphasis on gender and racial/ethnic diversity in Board	The Board includes a female director and a director who is Native American Indian. As a result, half of our Board is diverse based on gender and racial/ethnic diversity.
Robust stockholder outreach program	Our executives hold numerous meetings primarily with institutional investors to seek stockholder input and strive to take actions that reflect the input received.
Officer and director stock ownership and retention requirements	We have robust stock ownership and retention guidelines for our directors and officers that require maintenance of a specified level of ownership based on compensation.
Hedging, pledging, and stock option repricing prohibitions

We prohibit certain employees, including our NEOs, from engaging in any hedging transactions, short sales, transactions in publicly traded options, such as puts, calls and other derivatives, or short-term trading.

Require a double trigger for cash severance and accelerated vesting of equity upon a change of control	The double trigger feature incentivizes executives to accept or continue employment with Radiant Logistics in the event of a change of control event.
Robust clawback policy	We maintain a robust clawback policy pursuant to which we may recover cash and equity incentive compensation from current or former officers in the event of a restatement.
Single class of stock	We have a single class of stock, so our stockholders all have equal voting rights.

Our Engagement with Stockholders

We regularly engage with stockholders to better understand their priorities and perspectives on significant issues, including Company strategy and performance, corporate governance, executive compensation, sustainability matters and other topics. Our outreach efforts are led by our Lead Independent Director. Our stockholders’ views are important to us, and we value and utilize their feedback and insights each year. The Board and its Audit and Executive Oversight Committee (“AEOC”) regularly discuss and consider the feedback we receive from stockholders through this engagement process. These conversations reinforce the importance of maintaining an open dialogue with stockholders to better understand their priorities as we work to drive long-term value.

GUIDELINES

The Board has adopted Corporate Governance Principles covering, among other things, the duties and responsibilities of, and independence standards applicable to, our directors and Board committee structures and responsibilities. Among the topics addressed in our Corporate Governance Principles are:

Radiant Logistics, Inc. – 2026 Proxy Statement 5

1.
Role of directors
2.
Selection of the Chairman of the Board
3.
Selection of new directors
4.
Director qualifications
5.
Other directorships
6.
Director independence
7.
Directors who change their present job responsibility
8.
Retirement and resignation policy
9.
Board compensation
10.
Separate sessions of independent directors
11.
Board and Board committee self-evaluations
12.
Strategic direction of the Company
13.
Board access to management
14.
Succession planning
15.
Management development

16.
Board materials
17.
Board interaction with institutional investors, analysts, press, and customers
18.
Board orientation and continuing education
19.
Director attendance at annual meetings of stockholders
20.
Frequency of meetings
21.
Selection of agenda items for Board meetings
22.
Number and names of Board committees
23.
Independence of Board committees
24.
Assignment and rotation of committee members
25.
Evaluation of Board committee charters
26.
Evaluation of executive officers
27.
Risk management
28.
Prohibited loans
29.
Communications with directors

From time to time, the Board, upon recommendation of the AEOC, reviews and updates the Corporate Governance Principles as it deems necessary and appropriate. The Corporate Governance Principles are available in the “About—Governance” section of the Company’s website located at radiantdelivers.com.

Board and Board Committee Meetings; Attendance

The Board held six formal meetings during fiscal year 2026. All directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the director was a member during fiscal year 2026. Although the Board does not have a formal policy governing director attendance at its annual meeting of stockholders, we expect all of our directors to attend our annual meeting of stockholders, and we customarily schedule a regular Board meeting on the same day as our annual meeting. All directors serving at the time of our 2025 Annual Meeting of Stockholders held on November 13, 2025 attended the meeting in person.

Director QUALIFICATIONS and Nominations Process

The Board seeks to ensure that the Board is composed of members whose particular expertise, experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. We do not have a standing Nominating Committee. The AEOC fulfills the nominating committee functions. New directors are approved by the Board after recommendation by the AEOC.

In selecting nominees for director, without regard to the source of the recommendation, the AEOC believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with our values and standards and Code of Ethics. Experience within the transportation and logistics industry will be considered as a significant element relative to the evaluation of the director nominee. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide us. Nominees should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. In addition, the AEOC considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future.

The AEOC will typically employ a variety of methods for identifying and evaluating nominees for director. The AEOC regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the AEOC will consider various potential candidates for director. Candidates may come to the attention of the AEOC through current directors, stockholders, or other companies or persons. The AEOC does not evaluate director candidates recommended by

Radiant Logistics, Inc. – 2026 Proxy Statement 6

stockholders differently than director candidates recommended by other sources. Director candidates may be evaluated at regular or special meetings of the AEOC and may be considered at any point during the year.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the AEOC strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our businesses. In evaluating director nominations, the AEOC seeks to achieve a balance of knowledge, experience, and capability on the Board. In connection with this evaluation, the AEOC will make a determination of whether to interview a prospective nominee based upon the Board’s level of interest. If warranted, one or more members of the AEOC, and others as appropriate, will interview prospective nominees in person or by video. After completing this evaluation and any appropriate interviews, the AEOC will recommend the director nominees after consideration of all its directors’ input. The director nominees are then selected by a majority of the independent directors on the Board, meeting in executive session and considering the AEOC’s recommendations.

The Company’s Corporate Governance Principles contain a retirement policy that requires no person shall be nominated to the Board to serve as a director after such person’s 74th birthday. The principles are intended to serve as a flexible framework within which the Board may conduct its business.

The Nominating and Governance Committee functions, including our commitment to environmental, social and governance principles, are led by Ms. Toth.

In addition to stockholders’ general nominating rights provided in our Bylaws, stockholders may recommend director candidates for consideration by the Board. The AEOC will consider director candidates recommended by stockholders if the recommendations are sent to the Board in accordance with the procedures for other stockholder proposals described below in this proxy statement under the heading “Stockholder Proposals.” All director nominations submitted by stockholders to the Board for its consideration must include all of the required information set forth in our Bylaws, as summarized under the heading “Stockholder Proposals,” and the following additional information:

•
any information relevant to a determination of whether the nominee meets the criteria described above;
•
any information regarding the nominee relevant to a determination of whether the nominee would be considered independent under Securities and Exchange Commission (“SEC”) rules or, alternatively, a statement that the nominee would not be considered independent;
•
a statement, signed by the nominee, verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and consenting to serve as a director if so elected; and
•
if the recommending stockholder, or group of stockholders, has beneficially owned more than five percent (5%) of our voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership.

During fiscal year 2026, we made no material changes to the procedures by which stockholders may recommend nominees to the Board as described in last year’s proxy statement.

BOARD REFRESHMENT AND BOARD DIVERSITY

The Board, with support and recommendations from the AEOC, oversees the succession of its members. To this end, at least once a year, in connection with the annual director nomination and re-nomination process, the AEOC evaluates each director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives and the potential applicability of the Company’s retirement policy for directors, which is set forth in the Company’s Corporate Governance Principles and provides that no person shall be nominated to the Board to serve as a director after such person’s 74th birthday. As part of that evaluation, the AEOC, in the discharge of its Nominating and Corporate Governance function, also identifies areas of overall strength and weakness with respect to its composition and considers whether the Board as a whole possesses core competencies in the areas of accounting and finance, industry knowledge, management experience, sales and marketing, strategic vision, executive compensation, and corporate governance, among others.

We value boardroom diversity as integral to effective corporate governance. We believe that board diversity – gender, race, age, insight, background, and professional experience – is a necessity that improves the quality of

Radiant Logistics, Inc. – 2026 Proxy Statement 7

decision-making and strategic vision, and represents the kind of company we aspire to be. Our Board is representative of a diverse group of backgrounds, viewpoints and ages. The AEOC, in the discharge of its Nominating and Corporate Governance function, also seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of stockholder interests. Our board is aware of the continued emphasis placed upon board diversity by stockholders and regulatory bodies, and we will continue to monitor and consider trends in the market with respect to our board size and composition.

Below is a summary of our board diversity in terms of age, tenure, race/ethnicity, and gender.

Director	Title	Age	Tenure	Racial/Ethnic Diversity	Gender Diversity
Bohn H. Crain	Chairman and CEO	62	21	Native American	M
Richard P. Palmieri	Independent Director	73	12	White/Caucasian	M
Michael Gould	Independent Director	62	10	White/Caucasian	M
Kristin E. Toth	Independent Director	51	5	White/Caucasian	F
Summary	Independence: 3/4 (75%)	62	12	Racial/Ethnic Diversity: 1/4 (25%)	Gender Diversity: 1/4 (25%)

OUR COMMITMENT TO SUSTAINABILITY

The Board continues to reinforce its commitment to sustainability and the creation of long-term stakeholder value. In fiscal year 2026, Radiant continued to advance its sustainability strategy by expanding climate-related disclosures, strengthening data collection and performance tracking, and evaluating emerging sustainability-related risks, opportunities and disclosure requirements. At the same time, Radiant recognizes its responsibility to serve as a force for good in the communities where it operates, delivering sustainable value across its entire stakeholder ecosystem.

Our 2026 Sustainability Report will be available online in October 2026 at www.radiantdelivers.com.

MAJORITY VOTE STANDARD AND RESIGNATION POLICY

Our Bylaws provide for a majority vote standard for uncontested director elections. Director nominees will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” such director nominee, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election. However, director nominees will be elected by a plurality of the votes cast in connection with a contested election, as defined in our Bylaws.

Pursuant to our Corporate Governance Principles, any incumbent director who is not elected to the Board in accordance with the Bylaws shall promptly tender a written offer of resignation as a director. The AEOC, in the discharge of its Nominating and Corporate Governance functions, will recommend to the Board whether to accept or reject the director’s resignation offer or take other action, and the Board will take action with respect to the offer no later than 90 days following certification of the election results and will publicly disclose its decision regarding the director’s resignation offer, if applicable, promptly thereafter. Any director whose resignation offer is under consideration will abstain from participating in any decision regarding that resignation offer.

Director Independence

Under the NYSE American continued listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the NYSE American continued listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Audit committee members must also satisfy heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (Exchange Act), and compensation committee members must satisfy heightened independence criteria set forth in the NYSE American rules. Under the NYSE American rules, a director will only qualify as an “independent director” if the company’s board of directors affirmatively determines that the director has no material relationship with the company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has undertaken a review of its composition, the composition of its Board committees, and the independence of each director. Based upon information requested from and provided by each of our directors concerning his or her background, employment, and affiliations, including family relationships with us, our senior management, and our

Radiant Logistics, Inc. – 2026 Proxy Statement 8

independent registered public accounting firm, the Board has determined that all but one of our directors, Bohn H. Crain, are independent directors under the standards established by the SEC and the NYSE American. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Radiant Logistics and all other facts and circumstances the Board deemed relevant in determining their independence.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having our founder and Chief Executive Officer serve as Chairman is in the best interest of our stockholders at this time. We believe this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between our management and the Board.

We have adopted a counter-balancing governance structure to protect the interests of our stockholders by preventing the Board from being unduly influenced by the combination of these positions. Richard P. Palmieri, the Chairman of the Company’s AEOC, also serves as the Company’s Lead Independent Director to further enhance oversight of the Company’s corporate governance practices. The Lead Independent Director’s primary responsibility is to ensure that the Board functions independent of management and acts as principal liaison between the independent directors and the non-independent director and Chief Executive Officer. The Lead Independent Director presides at executive sessions of our independent directors, as well as performs other duties applicable to that position including, among other things, providing guidance to the Chairman regarding agendas for Board and committee meetings, advising the Chairman as to the information to be provided the Board for its meetings, chairing meetings of the Board in the event the Chairman cannot be in attendance, and acting as principal liaison between the independent directors and the Chairman. The Lead Independent Director is expected to foster a cohesive board that cooperates with the Chairman towards the ultimate goal of creating stockholder value and leads our stockholder engagement efforts.

The Board believes that the most effective board structure is one that emphasizes board independence and ensures that the Board’s deliberations are not dominated by management. Three out of the four directors on the Board are independent, and our AEOC is composed entirely of independent directors. In support of the independent oversight of management, the independent directors meet and hold discussions without management present.

Management is responsible for the Company’s day-to-day risk management and the Board’s responsibility is to engage in informed oversight of and provide overall direction with respect to such risk management. Our Board administers its risk oversight function directly and through our AEOC, which includes regular meetings with management to discuss, identify and mitigate potential areas of risk. Our Board’s approach to risk management is to focus on understanding the nature of our enterprise risks, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value, while at the same time overseeing an appropriate level of risk for the Company. We believe our current board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent directors in risk oversight.

MANAGEMENT SUCCESSION Planning and development

The Board recognizes that one of its most important responsibilities is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our Chief Executive Officer and the other members of our management team. This responsibility is reflected in the Company’s Corporate Governance Principles, which provide for a review of CEO succession planning and management development, and the charter of the AEOC, which requires the AEOC to recommend potential candidates for executive officer positions and oversee the development of executive succession plans.

BOARD AND COMMITTEE SELF-EVALUATIONS

The Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances the effectiveness of the full Board and each committee. Therefore, each year, the AEOC oversees the

Radiant Logistics, Inc. – 2026 Proxy Statement 9

evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and solicit feedback for areas of improvement.

board Oversight OF BUSINESS STRATEGY

The Board oversees our strategic direction and business activities. Throughout the year, the Board and management discuss our short and long-term business strategy.

With respect to our short-term strategy, at the beginning of each year, our management presents to the Board a proposed annual business plan for the year and receives input from the Board and a final annual business plan is approved by the Board. At each subsequent regular board meeting, the Board reviews our operating and financial performance relative to the annual business plan.

board role in Risk Oversight

Risk is inherent with every business. We face a number of risks, including financial (accounting, credit, interest rate, liquidity, and tax), operational, political, strategic, regulatory, compliance, cybersecurity, legal, competitive, and reputational risks.

Management is responsible for the Company’s day-to-day risk management and the Board’s responsibility is to engage in informed oversight of and provide overall direction with respect to such risk management. Our Board administers its risk oversight function directly and through our AEOC, which includes regular meetings with management to discuss, identify and mitigate potential areas of risk. Our Board’s approach to risk management is to focus on understanding the nature of our enterprise risks, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value, while at the same time oversees an appropriate level of risk for the Company. The Board evaluates risk taking into consideration the potential timeframe in which the risk exists (e.g., short-term, intermediate-term or long-term) and applies greater oversight of a potential risk based upon the immediacy of the risk being assessed as well as our potential exposure to the risk. The Board and management regularly consult with outside advisors, including, among others, its legal counsel, independent auditors, insurance brokers and information security consultants regarding potential future risks and trends. The Board also works closely with our Senior Vice President and General Counsel who is responsible for overseeing and monitoring the processes by which we comply with all applicable laws, regulations, policies and procedures. We believe our current board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent directors in risk oversight.

Code of Ethics

The Board has adopted a Code of Ethics that applies to our officers, directors, and employees. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote the following:

•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;
•
compliance with applicable governmental laws, rules, and regulations;
•
prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•
accountability for adherence to our Code of Ethics.

Radiant Logistics, Inc. – 2026 Proxy Statement 10

Any waiver of our Code of Ethics for our employees may be made only by our CEO and, with respect to our directors or executive officers, our Board. Any waiver will be promptly disclosed as required by law and continued listing requirements of the NYSE American. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K and applicable continued listing requirements of the NYSE American regarding amendments to or waivers from any provision of our Code of Ethics by posting such information in the “About—Governance” section of our website located at www.radiantdelivers.com. Our Code of Ethics is available on our website at www.radiantdelivers.com, and may be obtained without charge upon written request directed to Attn: Human Resources, Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057.

Insider trading policy

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, among other insiders. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE American listing standards.

WHISTLEBLOWER Procedures

We maintain procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A confidential, dedicated and monitored ethics email inbox (ethics@radiantdelivers.com) and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. The ethics email address is also available to non-employees to report ethical or related concerns. Concerns and questions received through these methods relating to accounting, internal accounting controls, or auditing matters are promptly brought to the attention of our General Counsel and the Chair of the AEOC and are handled in accordance with procedures established by the AEOC. Complete information regarding our complaint procedures is contained within our Code of Ethics, which is described above and may be accessed on our website as noted above.

Executive Sessions

Our non-management independent directors meet in executive sessions without management to consider such matters as they deem appropriate, such as reviewing the performance of management. Executive sessions of our independent directors are typically held in conjunction with regularly scheduled Board meetings.

STOCKHOLDER ENGAGEMENT

What We Heard	What We Did
Align the interest of executive officers with those of stockholders

We adopted stock ownership and retention guidelines applicable to our NEOs to ensure that their interests would be closely aligned with those of our stockholders. All of our NEOs are in compliance with our guidelines.

We also have adopted an anti-hedging/pledging policy.

Our founder and CEO owns approximately 21.8% of our outstanding common stock.

Emphasize long-term, performance-based incentives

Beginning in fiscal year 2022, we revised our Long-Term Incentive Program (“LTIP”) to provide for performance stock unit (“PSU”) awards which vest based upon achievement of a combination of company and individual performance goals as measured over a three-year period. The PSU awards are in addition to our restricted stock unit (“RSU”) awards which are granted on an annual basis and are determined based, in large part, on the

Radiant Logistics, Inc. – 2026 Proxy Statement 11

achievement of annual company and individual performance goals and, once granted, do not vest until the three-year anniversary of the grant date.

The LTIP awards granted during fiscal year 2026 consisted of: (i) 25% of RSUs subject to a three-year cliff vesting; and (ii), 75% of PSUs that are subject to three-year cliff vesting and assume achievement of the mid-point of individual performance goals and the appreciation in the notional value per fully diluted share for the three-year period ending June 30, 2028.

Increase disclosure on executive compensation

As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section in our proxy statement nor the more extensive executive compensation tables. In response to stockholder feedback, we substantially increased and improved our executive compensation disclosure in our proxy statement, and continue to include transparency in this area even though we are not required to provide such compensation disclosures.

Ensure the recovery of incentive compensation in the event of a financial restatement	We maintain a robust clawback policy covering cash and equity incentive compensation applicable to current and former executives.
Perform a compensation risk assessment

Although not required as a smaller reporting company, in response to stockholder feedback we perform annual compensation risk assessments. These assessments have consistently concluded that our compensation policies, practices and programs, along with our governance structure, work together to encourage our executives (and all employees) to pursue growth strategies that emphasize stockholder value creation, without taking unnecessary or excessive risks that could threaten the value of our Company.

Disclose CEO pay ratio

Although not required, in response to stockholder feedback, we calculate and disclose a CEO pay ratio in accordance with SEC rules and regulations, applicable to larger companies, under “—CEO Pay Ratio”.

Adopt or disclose an anti-hedging/pledging policy	We have substantially increased our disclosure of our anti-hedging/pledging policy in this proxy statement.
Adopt a no tax gross-up policy	We maintain a no tax gross-up policy that prohibits tax gross-ups, other than the grandfathered provision in the employment agreement of our founder and CEO originally entered into during 2006.
Increase board diversity	The Board includes a female director and a Native American Indian. As a result, half of our Board is diverse based on gender and racial/ethnic diversity.
Formalized a Lead Independent Director role to the board

Our Board designated the Chairman of the Company’s Audit and Executive Oversight Committee as the Company’s Lead Independent Director to formalize the position and to further enhance the Company’s corporate governance practices, which includes a majority of independent directors.

Communications with the Board of Directors

Radiant Logistics, Inc. – 2026 Proxy Statement 12

The Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may contact our Board as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Radiant Logistics, Inc. Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, Washington 98057	Investor Relations (425) 943-4541	tmacomber@radiantdelivers.com	Annual Meeting of Stockholders Monday, November 16, 2026 Principal Executive Offices

Management will initially receive and process communications before forwarding them to the addressee(s). We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about the Company.

COMMITTEE CHARTERS AND OTHER INFORMATION

The charter of our standing Board committee, Corporate Governance Principles and Code of Ethics are available in the “About—Governance” section of our website located at radiantdelivers.com. The Board reviews each of these documents on an annual basis. Printed copies of any of these documents are available upon written request to Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, Attention: Corporate Secretary.

Committees of the Board of Directors

We currently have one standing committee of the Board, the AEOC, which was formed in 2012. The Board may establish other Board committees as it deems necessary or appropriate from time to time.

Below are our directors, their committee memberships and their fiscal year 2026 attendance rates for Board meetings.

Director	Board	Audit and Executive Oversight Committee	Board Meeting Attendance Rate
Bohn H. Crain	●		100%
Richard P. Palmieri	●	Chair	100%
Michael Gould	●	●	100%
Kristin E. Toth	●	●	100%

Audit and executive oversight committee

The standing committee of the Board is the AEOC, which was formed in 2012. The AEOC fulfills the consolidated oversight functions typically associated with separate audit, compensation and nominating and governance committees. Due to its size, the Board believes that the use of one consolidated oversight committee maximizes the operational and economic efficiency of the oversight functions conducted by the AEOC.

The AEOC operates under a written charter that is reviewed annually. In September 2021, the Board amended and restated the Company’s AEOC Charter to reflect the restructuring of the roles of authority granted to each member of the AEOC and to include the oversight of the development and implementation of corporate governance policies for the Company. The amended and restated Charter is available on our website at www.radiantdelivers.com.

The AEOC held six formal meetings during fiscal year 2026. The members of the AEOC are Messrs. Gould, Palmieri (Chair), and Ms. Toth.

Audit committee Functions:

The AEOC, pursuant to its written charter, among other matters, performs traditional Audit Committee functions and oversees (i) our financial reporting, auditing, and internal control activities; (ii) the integrity and audits of our financial

Radiant Logistics, Inc. – 2026 Proxy Statement 13

statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; and (vi) our overall risk exposure and management. Richard P. Palmieri is responsible for oversight of the Audit Committee functions of the AEOC.

Additionally, the Committee:

•
is responsible for the appointment, retention, and termination of our independent auditors, and determines the compensation of our independent auditors;
•
reviews with the independent auditors the plans and results of the audit engagement;
•
evaluates the qualifications, performance, and independence of our independent auditors;
•
has sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;
•
reviews the adequacy of our internal accounting controls; and
•
meets at least quarterly with our executive officers, internal audit staff, and our independent auditors in separate executive sessions.

The AEOC charter authorizes the AEOC to retain independent legal, accounting, and other advisors as it deems necessary to carry out its responsibilities. The AEOC reviews and evaluates, at least annually, the performance of the AEOC, including compliance with its charter, as well as the audit committee functions of the Committee.

Financial Literacy and Financial Experts

The Board has determined that each member of the AEOC is “financially literate” under the continued listing requirements of the NYSE American and satisfies the heightened independence criteria for audit committee members set forth in Rule 10A-3 under the Exchange Act. Mr. Palmieri has been designated by the Board as our “audit committee financial expert,” as that term is defined in the rules of the SEC.

Remediation of Material Weakness Completed

As reported in our Annual Report on Form 10-K for the year ended June 30, 2025, management remediated the previously identified material weakness in internal control over financial reporting related to the recording and processing of revenue transactions, as of June 30, 2025. Management concluded that our internal control over financial reporting was effective as of June 30, 2026.

Compensation Committee Functions:

We do not have a standing Compensation Committee. The AEOC fulfills the Compensation Committee functions. The AEOC reviews the compensation philosophy, and strategy of the Company and consults with the Chief Executive Officer, as needed, regarding the role of our compensation strategy in achieving our objectives and performance goals and the long-term interests of our stockholders. The AEOC has direct responsibility for approving the compensation of our Chief Executive Officer and makes recommendations to the Board with respect to our other executive officers. The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act. Michael Gould is responsible for oversight of the Compensation Committee functions of the AEOC.

Our Chief Executive Officer sets the compensation for anyone whose compensation is not set by the Board.

The Committee, pursuant to its written charter, among other matters:

•
assists the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;

Radiant Logistics, Inc. – 2026 Proxy Statement 14

•
administers, reviews, and makes recommendations to the Board regarding our compensation plans, including the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan, and Management Incentive Compensation Plan (“MICP”), and administers or oversees all such plans and discharges any responsibilities imposed on the Committee by such plans, including, without limitation, the grant of equity-based awards to officers and employees;
•
reviews and approves on an annual basis our corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluates each executive officer’s performance in light of such goals and objectives to set his or her annual compensation, including salary, bonus, and equity and non-equity incentive compensation, subject to approval by the Board;
•
reviews and approves any employment, severance, change of control, retention, retirement, deferred compensation, perquisite, or similar compensatory agreements, plans, programs, or arrangements with executive officers;
•
provides oversight of management’s decisions regarding the performance, evaluation, and compensation of other officers;
•
reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, business strategy, and our executive officers’ compensation; and
•
reviews the results of advisory stockholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes and other stockholder input on executive compensation matters.

The AEOC may retain compensation consultants, outside counsel and other advisors as it deems appropriate to assist it in discharging its duties.

During fiscal year 2021, the Committee engaged Meridian Compensation Partners to perform an updated executive compensation study, develop an updated peer group and provide it with guidance regarding the Company’s executive compensation program. Meridian completed the development of a Peer Group listing for Radiant Logistics and then conducted an analysis of our NEO positions compared to similar positions at Peer Group companies. Meridian also conducted an analysis of our Board compensation compared to the Peer Group companies. This information was used to develop our current compensation programs for Executives and Directors. As well, these trends and this information are being used by the AEOC to determine whether to make any additional changes to the Company’s overall compensation policies during fiscal year 2027.

During fiscal year 2026, Meridian Compensation Partners did not provide any services to the Company.

The Committee reviews and evaluates, at least annually, the performance of its Compensation Committee functions, including compliance with its charter.

The Board has determined that each of the Committee members satisfies the heightened independence criteria for Compensation Committee members under the continued listing requirements of the NYSE American. In addition, each of the Committee members is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

nominating and governance committee Functions:

We do not have a standing Nominating and Governance Committee. The AEOC fulfills the nominating and governance committee functions. The AEOC identifies and recommends to the Board individuals qualified to be nominated for election to the Board and recommends to the Board the members and Chairperson for each Board committee. Kristin E. Toth is responsible for oversight of the Nominating and Governance Committee functions of the AEOC.

Radiant Logistics, Inc. – 2026 Proxy Statement 15

The Committee, pursuant to its written charter, among other matters:

•
identifies individuals qualified to become members of the Board and reviews with the Board the Board’s composition as a whole to ensure that it has the requisite and desired expertise, experience, qualifications, attributes and skills and that its membership consists of persons with sufficiently diverse and independent backgrounds;
•
develops and recommends to the Board for its approval qualifications for director candidates and periodically reviews these qualifications with the Board;
•
makes recommendations to the Board regarding director retirement age, tenure and refreshment policies;
•
reviews the committee structure of the Board and recommends directors to serve as members or chairs of each Board committee;
•
reviews and recommends Board committee slates annually and recommends additional Board committee members to fill vacancies as needed;
•
develops and recommends to the Board a set of corporate governance guidelines and, at least annually, reviews such guidelines and recommends changes to the Board for approval as necessary;
•
considers and oversees corporate governance issues as they arise from time to time and develops appropriate recommendations for the Board;
•
reviews and approves the Company’s policies and practices pertaining to ESG issues and monitors the Company’s performance relative to such policies and practices; and
•
oversees the annual self-evaluations of the Board, each Board committee, and management.

The Committee charter authorizes the Committee to retain a search firm or other advisors to assist in the identification and evaluation of director candidates, including the sole authority to approve the search firm’s or other advisors’ fees and other retention terms.

The Committee reviews and evaluates, at least annually, the performance of its nominating and governance functions, including compliance with its charter.

OTHER RISK MANAGEMENT OVERSIGHT FunctionS:

The AEOC, pursuant to its written charter, has risk management oversight. Among other things, the Committee is periodically responsible for:

•
meeting with management to review and discuss guidelines and policies with respect to risk assessment and risk management;
•
reviewing and assessing insurance coverage;
•
reviewing with the General Counsel and, if the Committee deems it appropriate, outside legal counsel, legal matters that may have a significant impact on our risk management;
•
reviewing and assessing with management (i) the adequacy of controls and security for our information technology systems, processes and data; (ii) the adequacy of controls for assessing, identifying and managing cybersecurity threats; and (iii) our contingency plans in the event of a breakdown or security breach affecting our information technology systems; and
•
reviewing the cybersecurity disclosures required to be included in our filings with the SEC.

EXECUTIVE OFFICERS

We have four executive officers: Bohn H. Crain, Todd E. Macomber, Arnold Goldstein and Jaime F. Becker. Below is information regarding our executive officers as of September 29, 2026. There are no family relationships among any of our executive officers or directors.

Radiant Logistics, Inc. – 2026 Proxy Statement 16

Name	Age	Position with Radiant Logistics
Bohn H. Crain	62	Chairman of the Board of Directors and Chief Executive Officer
Todd E. Macomber	62	Senior Vice President and Chief Financial Officer
Arnold Goldstein	72	Senior Vice President and Chief Commercial Officer
Jaime F. Becker	45	Senior Vice President and General Counsel

Bohn H. Crain founded the company and has served as our Chief Executive Officer and Chairman of our Board of Directors since October 2005. Mr. Crain brings approximately 30 years of industry and capital markets experience in transportation and logistics. Since January 2005, Mr. Crain has served as the Managing Member of Radiant Capital Partners, LLC, an entity he formed to execute a consolidation strategy in the transportation and logistics sector. Prior to founding Radiant, Mr. Crain served as the Executive Vice President and the Chief Financial Officer of Stonepath Group, Inc. from 2002 until 2004. In 2001, Mr. Crain served as the Executive Vice President and Chief Financial Officer of Schneider Logistics, Inc., a third-party logistics company, and from 2000 to 2001 he served as the Vice President and Treasurer of Florida East Coast Industries, Inc., a New York Stock Exchange listed company engaged in railroad and real estate businesses. Between 1989 and 2000, Mr. Crain held various vice president and treasury positions for CSX Corp., a Fortune 500 transportation company listed on the New York Stock Exchange, and several of its subsidiaries. Mr. Crain earned a Bachelor of Arts in Business Administration with an emphasis in Accounting from the University of Texas.

Todd E. Macomber has served as our Senior Vice President and Chief Financial Officer since March 2011, and previously as our Senior Vice President and Chief Accounting Officer since August 2010, and as our Vice President and Corporate Controller since December 2007. Prior to joining us, Mr. Macomber served as Senior Vice President and Chief Financial Officer of Biotrace International, Inc., a subsidiary of Biotrace International PLC, an industrial microbiology company listed on the London Stock Exchange. Mr. Macomber earned a Bachelor of Arts in Business Administration, with an emphasis in Accounting from Seattle University.

Arnold Goldstein has served as our Senior Vice President and Chief Commercial Officer since June 2016. Mr. Goldstein also has significant experience within the transportation industry, having served as Chief Operating Officer of Service by Air, which was acquired by the Company in June 2015, and in various leadership roles at Hellman Worldwide Logistics from 2006 to 2015. Mr. Goldstein earned a Bachelor of Arts in Psychology from the University of Rhode Island and a Master of Business Administration from Bryant University.

Jaime F. Becker has served as our Senior Vice President and General Counsel since December 2023. Ms. Becker brings with her over a decade of experience in supporting both publicly and privately held domestic and international companies in the technology, logistics, construction, and oil and gas industries. Ms. Becker was Corporate Counsel at Amazon.com, Inc., an e-commerce company, from June 2021 to September 2022, followed most recently by her role as Corporate Counsel at Convoy, Inc., a truck brokerage technology company, from October 2022 to November 2023. Ms. Becker holds a Bachelor of Arts degree from Pepperdine University and a Juris Doctorate from Pepperdine University School of Law.

Radiant Logistics, Inc. – 2026 Proxy Statement 17

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Board Size and Structure

Our Bylaws provide that the Board shall consist of one or more members, with the number to be determined from time to time by the Board. The Board has fixed the number of directors at four, and we currently have four directors serving on the Board. Each director holds office for a term of one-year or until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, disqualification, or removal.

Current Directors and Board Nominees

The Board currently consists of the following four members:

Bohn H. Crain	Richard P. Palmieri
Michael Gould	Kristin E. Toth

Based upon the recommendation of the AEOC, the Board nominated each of our current directors named above for re-election at the Annual Meeting. The Board and the AEOC believe that these four directors collectively have the expertise, experience, qualifications, attributes, and skills to effectively oversee the management of Radiant Logistics, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background in the logistics and transportation industry, as well as other industries and subject matter to have an appreciation of the issues facing Radiant Logistics, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of Radiant Logistics and our stockholders, and a dedication to enhancing stockholder value. Three of our four directors are independent within our director independence standards, which satisfy the continued listing requirements of the NYSE American for independence.

Each director elected at the Annual Meeting will serve a term until Radiant Logistics’ next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal. Unless otherwise instructed, the proxy-holders will vote the proxies received by them for the four nominees. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

BOARD NOMINEES

Below are the directors nominated for election by stockholders at the Annual Meeting for a one-year term. The Board recommends a vote “FOR” each of these nominees.

Director	Age	Serving Since	Independent	Committees	Other Public Boards
Bohn H. Crain	62	2005	No(1)	—	—
Richard P. Palmieri	73	2014	Yes	Audit and Executive Oversight Committee	—
Michael Gould	62	2016	Yes	Audit and Executive Oversight Committee	—
Kristin E. Toth	51	2021	Yes	Audit and Executive Oversight Committee	—
(1)
Bohn H. Crain is not independent because he also serves as our Chief Executive Officer.

KEY QUALIFICATIONS

The following are some of the key qualifications, skills, and experiences of our Board nominees.

Radiant Logistics, Inc. – 2026 Proxy Statement 18

Director	CEO/Senior Officer Experience	Financial/Finance Experience	Industry Experience	Technology and E-Commerce	Corporate Governance
Bohn H. Crain	●	●	●
Richard P. Palmieri	●	●	●		●
Michael Gould	●		●	●
Kristin E. Toth	●		●	●	●

The lack of a mark for a particular item does not mean that the director does not possess that qualification, characteristic, skill, or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, characteristic, skill, or experience that the director brings to the Board.

Information about Director Nominees

Set forth below are the names, ages, and positions of our current directors and director nominees as of September 29, 2026, and biographical information for each nominee. Also below is a summary of the specific qualifications, attributes, skills, expertise and experiences that led the Board to conclude that each nominee should serve on the Board at this time. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with the Company
Bohn H. Crain	62	Chairman of the Board of Directors and Chief Executive Officer
Richard P. Palmieri	73	Lead Independent Director
Michael Gould	62	Independent Director
Kristin E. Toth	51	Independent Director

Bohn H. Crain has served as our Chief Executive Officer and Chairman of our Board of Directors since October 2005. Mr. Crain brings approximately 30 years of industry and capital markets experience in transportation and logistics. Since January 2005, Mr. Crain has served as the Managing Member of Radiant Capital Partners, LLC, an entity he formed to execute a consolidation strategy in the transportation and logistics sector. Prior to founding Radiant, Mr. Crain served as the Executive Vice President and the Chief Financial Officer of Stonepath Group, Inc. from 2002 until 2004. In 2001, Mr. Crain served as the Executive Vice President and Chief Financial Officer of Schneider Logistics, Inc., a third-party logistics company, and from 2000 to 2001 he served as the Vice President and Treasurer of Florida East Coast Industries, Inc., a New York Stock Exchange listed company engaged in railroad and real estate businesses. Between 1989 and 2000, Mr. Crain held various vice president and treasury positions for CSX Corp., a Fortune 500 transportation company listed on the New York Stock Exchange, and several of its subsidiaries. Mr. Crain earned a Bachelor of Arts in Business Administration with an emphasis in Accounting from the University of Texas. As a result of these and other professional experiences, Mr. Crain possesses particular knowledge and experience in logistics management, industry trends, business operations and accounting that strengthen the Board’s collective qualifications, skills, and experience.

Richard P. Palmieri was appointed as a director in March 2014. He has been the Managing Partner of ANR Partners, LLC, a management and financial consulting firm, since 2012. Prior to this, from 2007 to 2012, Mr. Palmieri served as the President of Canon Financial Services, Inc., the captive finance subsidiary of Canon USA. From 2003 to 2006, he was the President of Schneider Financial Services, a financial services subsidiary of a large, privately held transportation and logistics company. From 1998 to 2003, he served as a Managing Director and co-head of the Transportation and Logistics investment banking group at Credit Suisse Group. From 1993 to 1998, he served as a Managing Director and co-head of the Transportation and Logistics investment banking group at Deutsche Securities. Before this, he served in various finance and management positions at several large companies, including Whirlpool Financial Corporation, PacifiCorp Credit and GE Capital. Mr. Palmieri received a Bachelor of Science in Accounting from Wagner College. As a result of these and other professional experiences, Mr. Palmieri possesses particular knowledge and experience in logistics and financial management that strengthen the Board’s collective qualifications, skills, and experience.

Michael Gould was appointed as a director in July 2016. Mr. Gould is a seasoned information technology executive, most recently serving from 2019 to 2024 as the Chief Operating Officer and later as the Chief Executive Officer for Zonar Systems, a subsidiary of Continental, AG. Zonar Systems is a software-as-a-service (SaaS) company specializing in commercial vehicle fleet management solutions. In 2024, Mr. Gould managed the company's separation from Continental, AG and facilitated its sale to a strategic buyer supported by a private equity firm. Prior to Zonar Systems Mr. Gould held the position of Senior Vice President, Oracle Consulting for North America at Oracle

Radiant Logistics, Inc. – 2026 Proxy Statement 19

Corporation. In his role at Oracle, Mr. Gould led Oracle’s captive consulting capability consisting of a global team of consultants with the focus on assisting Oracle customers realize the full value from Oracle cloud solutions. Prior to this, from 2008 to 2015, Mr. Gould led the Americas Technology Services Consulting Organization for Hewlett-Packard Company (“HP”) as the Vice President and General Manager. In this role, Mr. Gould led HP’s captive consulting capability consisting of a global team of consultants tasked with implementing and optimizing HP technologies for customers. Prior to HP, Mr. Gould served in various roles at Oracle, BearingPoint and BEA. He holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University and a Master of Business Administration from Santa Clara University. As a result of these and other professional experiences, Mr. Gould possesses particular knowledge and experience in management and technology that strengthen the Board’s collective qualifications, skills and experience.

Kristin E. Toth was appointed as a director in June 2021. She is the Founder and Chief Executive Officer of Ulu Partners, an advisory firm helping founders and leadership teams scale their companies. Ms. Toth most recently served as President and Chief Operating Officer of the Showroom Group following its acquisition of Fernish, a furniture rental company where she was an investor, board member, and President& COO. Earlier in her career, she held senior executive roles at Zulily, where she helped scale the business through IPO, and at Dolly, an on-demand last-mile delivery and moving service that was acquired by IKEA/TaskRabbit. She also held leadership positions at Amazon in operations and retail, overseeing inbound transportation, same-day delivery, and digital media. Prior to Amazon, she worked at Dell Computer Corp., where she led technology and manufacturing teams supporting large-scale supply chain redesign. She currently serves on the boards of MTR Western and Armoire, and is Board Chair for the University of Michigan’s Center for Entrepreneurship. She is also a contributing author to Women in Tech (Sasquatch Books). Ms. Toth holds a Bachelor of Science in Engineering and Master of Science in Engineering in Industrial Engineering and Operations Research from the University of Michigan through the Tauber Institute for Global Operations, a Master of Science in Civil and Environmental Engineering from Massachusetts Institute of Technology, and a Master of Business Administration from Massachusetts Institute of Technology’s Sloan School of Management through the Leaders for Global Operations fellowship program. As a result of these and other professional experiences, Ms. Toth brings deep expertise in transportation, logistics, and scaling emerging e-commerce and last-mile platforms that strengthen the Board’s collective qualifications, skills, and experience.

Board Recommendation

The Board unanimously recommends that our stockholders vote “FOR” the election of Bohn H. Crain, Richard P. Palmieri, Michael Gould and Kristin E. Toth to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Supplemental Considerations

The recommendation “FOR” the election of Richard Palmieri, Chairman of the AEOC and presiding Audit Committee Financial Expert, and for Michael Gould and Kristin E. Toth, the two remaining members of our AEOC, was made following meaningful deliberation and with the recognition of, among others: the significant contributions made by the members of the AEOC on a consistent basis throughout their tenure; and the industry focused background of the members of the AEOC by which the Company is the beneficiary of their strategic and competitive guidance.

The Board Recommends a Vote FOR Each Nominee for Director	☑

Radiant Logistics, Inc. – 2026 Proxy Statement 20

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment

The AEOC appoints our independent registered public accounting firm, or independent auditor. In this regard, the AEOC evaluates the qualifications, performance, and independence of our independent auditor and determines whether to re-engage the current auditor. As part of its evaluation, the AEOC considers, among other factors, the quality and efficiency of the services provided by the independent auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the audit firm; the auditor’s national capabilities relative to our business; the auditor’s knowledge of our operations; and the auditor’s fees. Upon consideration of these and other factors, the AEOC has elected to seek stockholder ratification of the selection of Baker Tilly US, LLP (“Baker Tilly”) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2027. The Company’s prior auditor, Moss Adams, LLP (“Moss Adams”), merged with Baker Tilly on June 3, 2025 with the combined firms continuing to operate under the Baker Tilly name. Moss Adams had been appointed by the AEOC on or about December 10, 2021.

Stockholder ratification of the selection of Baker Tilly as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Baker Tilly to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the AEOC will reconsider whether or not to retain Baker Tilly. Even if the selection is ratified by our stockholders, the AEOC, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the AEOC determines that such a change would be in the best interests of Radiant Logistics and our stockholders.

A representative of Baker Tilly is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit, Audit-Related, Tax, and Other Fees

The fees billed for professional services provided by Baker Tilly and, prior to the merger, Moss Adams, in fiscal year 2026 and 2025 were:

	Fiscal years ended June 30,
Type of Fees	2026	2025
Audit fees	$1,742,451	$1,861,770
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$1,742,451	$1,861,770

In the above table, in accordance with the definitions of the SEC, “Audit Fees” consisted of fees for the audit of our consolidated financial statements included in our Annual Reports to Stockholders, reviews of the unaudited financial statements included in our Quarterly Reports on Form 10-Q, and consultation concerning financial accounting and reporting standards, as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents, and assistance with documents filed with the SEC. Audit Fees also included fees for the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. “Audit-Related Fees” consisted of fees for assurance and related services. “Tax Fees” consisted of fees billed for permissible tax consulting, planning, and compliance services. “All Other Fees” consisted of subscription fees for products and services not described in any other category.

Radiant Logistics, Inc. – 2026 Proxy Statement 21

Pre-Approval Policies and Procedures

The AEOC is responsible for selecting, appointing, evaluating, compensating, retaining, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the AEOC has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to Radiant Logistics by our independent registered public accounting firm and the fees and terms thereof. Briefly, any audit or non-audit service provided to us by our independent registered public accounting firm must be pre-approved by the AEOC.

The AEOC considers the compatibility of the provision of other services provided by Baker Tilly with the maintenance of its independence. The AEOC approved all audit and non-audit services provided by Baker Tilly in fiscal year 2026 and 2025.

Audit AND EXECUTIVE OVERSIGHT Committee Report

In connection with the preparation of our audited financial statements for the fiscal year ended June 30, 2026, the AEOC issued the following report for inclusion in this proxy statement and our 2026 Annual Report:

1.
The AEOC has reviewed and discussed the audited consolidated financial statements for the year ended June 30, 2026, with management of Radiant Logistics, Inc., and with Radiant Logistics, Inc.’s independent registered public accounting firm, Baker Tilly.
2.
The AEOC has discussed with Baker Tilly those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
3.
The AEOC has received and reviewed the written disclosures and the letter from Baker Tilly required by the PCAOB regarding Baker Tilly’s communications with the AEOC concerning the accountant’s independence and has discussed with Baker Tilly its independence from Radiant Logistics, Inc., and its management.
4.
Based on the review and discussions referenced to in paragraphs 1 through 3 above, the AEOC recommended to the Board that the audited consolidated financial statements for the year ended June 30, 2026, be included in the Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

Audit and Executive Oversight COMMITTEE

Richard P. Palmieri, Chair

Michael Gould

Kristin E. Toth

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 3, 2025, the Company was notified that Moss Adams, the Company's independent registered public accounting firm, merged with Baker Tilly effective on June 3, 2025. The combined audit practices operate as Baker Tilly US. In connection with the notification of the merger, Moss Adams resigned as the auditors of the Company and the Audit Committee of the Company’s Board approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.

The audit reports of Moss Adams on the Company’s consolidated financial statements for the years ended June 30, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended June 30, 2024 and 2023, and the subsequent interim period through June 2, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it

Radiant Logistics, Inc. – 2026 Proxy Statement 22

to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K except for the material weakness related to the recording and processing of revenues that is disclosed under the heading “Item 9A. Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 and the material weaknesses related to the recording and processing of revenues and design and operation of information technology general controls that are disclosed under the heading “Item 9A. Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023.

During the years ended June 30, 2024 and 2023, and the subsequent interim period through June 2, 2025, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Moss Adams with a copy of its Current Report on Form 8-K dated June 3, 2025 prior to its filing with the SEC and requested that Moss Adams furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams’ letter to the Commission, dated June 5, 2025, was filed as Exhibit 16.1 to the Company’s Amended Current Report on Form 8-K indicating that it agrees with the statements included within the Company’s original Current Report on Form 8-K dated June 3, 2025.

Board Recommendation

The Board unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.

The Board Recommends a Vote FOR Proposal No. 2	☑

PROPOSAL NO. 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Board is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in this proxy statement.

At our 2025 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. Approximately 96% of the votes cast on the proposal at last year’s annual meeting of stockholders were in favor of our say-on-pay proposal.

Why You Should Vote in Favor of our Say-on-Pay Vote

Our Pay Philosophy

The AEOC has formalized its pay philosophy. Under the Company’s pay philosophy, the AEOC is guided in its pay decisions by several principles and factors, with our fundamental executive compensation philosophy being the alignment of executive pay with performance, and the alignment of the interests of executives with those of stockholders.

The objectives of our executive compensation program are designed to ensure that we:

•
Attract and retain highly-talented and dedicated executives;

Radiant Logistics, Inc. – 2026 Proxy Statement 23

•
Provide a compensation structure that properly incentivizes our executives to execute on our business strategy of maximizing operational efficiencies, emphasizing customer relationships, and driving long term Company growth; and
•
Reinforce a positive culture that rewards entrepreneurial drive while maintaining a meaningful performance/variable based component of our overall compensation plan to align with the scalable nature of our overall cost-structure.

The AEOC has approved the use of a formal peer group to provide market reference points to consider when benchmarking executive compensation, outside director compensation, short- and long-term incentive design, and corporate governance practices.

The AEOC believes that our compensation program should be transparent and easy to understand, with the majority of executive pay being at risk and being performance-based, with predetermined financial metrics aligned with our business strategy with individual payouts based on a combination of overall business as well as individual performance. We also believe in recognizing individual performance through the establishment of strategic/non-financial goals reflecting our corporate culture, values and stockholder interests.

The AEOC employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, a short-term incentive program (our STIP) consisting of quarterly cash incentives, a long-term incentive program (our LTIP) consisting of annual equity grants of restricted stock unit awards that vest in full after a three-year vesting period and a long-term performance-based program consisting of performance stock unit awards that vest based on a combination of company and individual performance goals achieved over a three-year period, a competitive benefits package and limited perquisites.

Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures. The variable short-term incentive and long-term incentive portions of compensation are designed to reward both annual performance (under the short-term incentive program) and longer-term performance (under the long-term incentive program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our long-term interests.

Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do	What We Don’t Do
Maintain a competitive compensation package	No guaranteed salary increases or bonuses
Structure our executive officer compensation so that a significant portion of pay is at risk	No excessive perquisites
Emphasize long-term performance in our equity-based incentive awards	No repricing of stock options unless approved by stockholders
Maintain a robust clawback policy	No pledging of Radiant securities without prior board approval
Require a double-trigger for equity acceleration upon a change of control	No short sales or derivative transactions in Radiant stock, including hedges
Have robust stock ownership and retention guidelines	No current payment of dividends on unvested awards
Hold an annual say-on-pay vote	No excise or other tax gross-ups (other than the 2006 grandfathered arrangement with our founder and CEO)

We encourage our stockholders to read the “Compensation Discussion and Analysis,” beginning on page 25, which describes in detail our executive compensation program and the executive compensation decisions made by the AEOC in fiscal year 2026, as well as the accompanying executive compensation tables and narratives that provide detailed information on the compensation of our named executive officers.

Radiant Logistics, Inc. – 2026 Proxy Statement 24

We believe that our executive compensation program is competitive, focused on pay for performance, and strongly aligned with the long-term interests of our stockholders. The AEOC believes that executive compensation for fiscal year 2026 was reasonable, appropriate, and justified by the performance of the Company and the result of a carefully considered approach.

PROPOSED RESOLUTION

The Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Stockholders are not voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The AEOC and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

NEXT SAY-ON-PAY VOTE

A non-binding advisory vote on the frequency of future advisory votes on our executive compensation is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. At our 2025 Annual Meeting of Stockholders, our stockholders voted, on an advisory basis, on the frequency of future advisory votes on executive compensation. Stockholders approved a frequency of every ONE year for future say-on-pay votes. The Board considered the results and determined to hold an advisory vote on executive compensation every year. Accordingly, the next advisory vote on the frequency of future say-on-pay votes will occur no later than our 2031 Annual Meeting of Stockholders.

Board Recommendation

The Board unanimously recommends that our stockholders vote “FOR” approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

The Board Recommends a Vote FOR Proposal No. 3	☑

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and material factors relevant to these policies and decisions. This CD&A should be read together with the related tables and disclosures that follow. When reading this CD&A, please note that we are a smaller reporting company under the federal securities laws and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of SEC Regulation S-K and this CD&A is simply intended to supplement our SEC-required disclosures.

Our named executive officers for the fiscal year ended June 30, 2026 are listed below. We sometimes refer to these individuals collectively as our named executive officers (“NEOs”) and our Chief Executive Officer as our “CEO.” The following four officers are our only executive officers.

Radiant Logistics, Inc. – 2026 Proxy Statement 25

Name	Age	Position with Radiant Logistics
Bohn H. Crain	62	Chairman of the Board of Directors and Chief Executive Officer
Todd E. Macomber	62	Senior Vice President and Chief Financial Officer
Arnold Goldstein	72	Senior Vice President and Chief Commercial Officer
Jaime F. Becker	45	Senior Vice President and General Counsel

Executive Summary

Who We Are

We operate as a leading third-party logistics company, providing technology-enabled global transportation and value-added logistics services primarily in the United States, Canada, and Mexico. We service a large, broad, and diversified account base across a range of industries and geographies, which we support from an extensive network of operating locations across North America as well as an integrated international service partner network located in other key markets around the globe. The Company provides these services through a multi-brand network of over 100 operating locations (including approximately 30 Company-owned locations). As the operator of a third-party logistics business, we have a vast carrier network of asset-based transportation companies, including motor carriers, railroads, airlines, and ocean lines.

Through our operating locations across North America, we offer domestic and international air and ocean freight forwarding services and freight brokerage services, including truckload, less-than-truckload, and intermodal. Our primary transportation services involve arranging shipments, on behalf of our customers, of materials, products, equipment, and other goods that are generally larger than shipments handled by integrated carriers of primarily small parcels, such as FedEx, DHL and UPS, including arranging and monitoring all aspects of material flow activity utilizing advanced information technology systems. We also provide other value-added logistics services including materials management and distribution services, customs house brokerage, global trade management, and related technology services to complement our core transportation service offering.

Radiant Logistics, Inc. – 2026 Proxy Statement 26

Fiscal Year 2026 Business SUMMARY

FINANCIAL

$934.4 million	Revenues Achieved $934.4 million in total revenues
$246.0 million	Non-GAAP Adjusted Gross Profit Achieved $246.0 million in non-GAAP adjusted gross profit
$18.8 million	Net Income Achieved net income of $18.8 million, or $0.40 per basic and $0.39 per fully diluted share
$25.3 million	Non-GAAP Adjusted Net Income Achieved non-GAAP adjusted net income of $25.3 million, or $0.54 per basic and $0.52 per fully diluted share
$36.7 million

Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin

Achieved non-GAAP adjusted EBITDA of $36.7 million, and non-GAAP adjusted EBITDA Margin of 14.9% (calculated as a percentage of adjusted gross profit)

OPERATIONAL

✓

Strong Network of Company-Owned Locations and Strategic Operating Partners

Maintains a strong network of over 100 operating locations across North America, as well as additional global partners to facilitate international shipments

✓

Compelling Multi-Modal Service Offering

Continues to build out a strong compelling multi-modal service offering, leveraging our technology and bundling value-added logistics solutions with our core transportation service offerings

✓	Highly Diversified Customer Base Cultivates significant long-standing customer relationships across the platform, with no one customer representing more than 10% of our revenues

STRATEGIC

$21.5 million

Ongoing Commitment to Advance our Technology Platform

Provides robust and advanced technology offerings to our customers, our company-owned locations, strategic operating partners, and to support corporate and finance operations. During fiscal year 2026, we spent over $21.5 million to maintain and further enhance our back-office and customer-facing software systems, including Navegate, our proprietary global trade management and collaboration platform.

33 acquisitions

Proven Growth Platform

Continues to deliver profitable growth with a track record of executing and integrating 33 acquisitions since our inception in 2006, including 12 strategic operating partner conversions that are representative of a broader pipeline of strategic operating partner conversions inherent in our agent-based network as more of our strategic operating partners approach retirement age.

Annex I provides reconciliations of non-GAAP financial measures to most comparable U.S. GAAP measures.

Radiant Logistics, Inc. – 2026 Proxy Statement 27

Fiscal Year 2026 Compensation Actions and Outcomes

Our compensation program is aligned with our pay philosophy of aligning executive pay with performance and executive financial interest with stockholder financial interest and is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures. In April 2021, the AEOC engaged a compensation consultant to, among other things, perform an executive benchmarking analysis of our executive compensation. As a result of this analysis, we introduced in fiscal year 2022 the use of performance unit awards as an additional component of our Long-Term Incentive Plan (“LTIP”), as discussed in more detail below under “—Our Named Executive Officer Compensation—Long-Term Incentives – Equity Awards.”

Our fiscal year 2026 compensation actions and incentive plan outcomes based on our performance are summarized below:

Pay Element	Fiscal Year 2026 Actions
Base Salary
•
Base salary provides a source of fixed income that reflects scope and responsibility of the position held while ensuring a meaningful percentage of the executives’ overall compensation opportunity is in the form of performance-based compensation.
•
Base salary for our NEOs remained unchanged during fiscal year 2026.

Short-Term Incentives
•
Our Short-Term Incentive Program (“STIP”) allows our NEOs to participate on a pro rata basis along with other STIP participants in a quarterly profit pool calculated as a percentage of our quarterly adjusted EBITDA, with such percentage determined by the AEOC. Historically, this percentage has been a constant 5% but this remains within the discretion of the AEOC.
•
The NEOs’ opportunity to participate in the STIP is expressed as a percentage of their base salary and is subject to further adjustment based on their achievement relative to individual performance goals. The target STIP award opportunity percentages for our NEOs remained the same as in prior years and were 50% of base salary for our CEO and 35% for our other NEOs.
•
The NEOs earned the following quarterly bonus payouts for fiscal year 2026:

Executive	1Q ($)	2Q ($)	3Q ($)	4Q ($)	Total ($)
B. Crain	27,439	42,015	29,936	40,934	140,324
T. Macomber	11,120	17,027	12,132	16,589	56,868
A. Goldstein	11,705	17,027	12,132	17,462	58,326
J. Becker	10,535	15,235	12,132	16,589	54,491

Long-Term Incentives
•
Our fiscal year 2026 LTIP consisted of 25% time-vested restricted stock unit (“RSU”) awards, which were determined based on achievement of pre-established company and individual goals, and 75% performance stock unit (“PSU”) awards which assume achievement of the mid-point of individual performance goals and the appreciation in the notional value per fully diluted share for the three-year period ending June 30, 2028.
•
The NEOs’ opportunity to participate in the LTIP is expressed as a percentage of their base salary. The LTIP award opportunities for our NEOs remained the same as in prior fiscal years and were 50% of base salary for our CEO and 35% for our other NEOs.
•
The RSU awards vest in full on the third-year anniversary of the grant date.
•
In fiscal year 2026 our NEOs received the following RSU awards, which were determined based on achievement of pre-established company and individual goals for fiscal year 2025:

Executive	Target LTIP Award Opportunity (% of Base Salary)	Number of RSUs (#)	Grant Date Fair Value ($)
B. Crain	50%	37,123	242,042
T. Macomber	35%	15,159	98,837
A. Goldstein	35%	15,190	99,039
J. Becker	35%	15,141	98,719

Radiant Logistics, Inc. – 2026 Proxy Statement 28

•
In fiscal year 2026, our NEOs received the following PSU awards, which are scheduled to vest and be paid out in shares of our common stock based on individual performance goals and the appreciation in the notional value per fully diluted share for the three-year period ending June 30, 2028:

Executive	Number of PSUs (#)	Grant Date Fair Value ($)
B. Crain	115,105	690,630
T. Macomber	44,426	266,556
A. Goldstein	44,426	266,556
J. Becker	44,426	266,556

•
Our NEOs did not achieve the performance goals related to the PSUs granted to them in fiscal year 2024 and, as such, no PSU awards vested or were paid out to the NEOs for the three-year period ending June 30, 2026.

Other Compensation Related Actions	• Approximately 96% of the votes cast at our 2025 Annual Meeting of Stockholders were in favor of our annual say-on-pay vote.

COMPENSATION PHILOSOPHY

The AEOC is guided in its pay decisions by several principles and factors, with our fundamental executive compensation philosophy being the alignment of executive pay with performance, and the alignment of the interests of executives with those of stockholders.

The objectives of our executive compensation program are designed to ensure that we:

•
Attract and retain highly talented and dedicated executives;
•
Provide a compensation structure that properly incentivizes our executives to execute on our business strategy of maximizing operational efficiencies, emphasizing customer relationships, and driving long term Company growth; and
•
Reinforce a positive culture that rewards entrepreneurial drive while maintaining a meaningful performance/variable based component of our overall compensation plan to align with the scalable nature of our overall cost-structure.

The AEOC has approved the use of a formal peer group to provide market reference points to consider when benchmarking executive compensation, outside director compensation, short- and long-term incentive design, and corporate governance practices.

The AEOC believes that our compensation program should be transparent and easy to understand, with the majority of executive pay being at risk and being performance-based, with predetermined financial metrics aligned with our business strategy. We also believe in recognizing individual performance through the establishment of strategic/non-financial goals reflecting our corporate culture, values and stockholder interests.

The AEOC employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, a short-term incentive program (our STIP) consisting of quarterly cash incentives, a long-term incentive program (our LTIP) consisting of annual equity grants of RSUs that vest in full after a three-year vesting period and a long-term performance-based program consisting of PSUs that vest based on a combination of company and individual performance goals achieved over a three-year period, a competitive benefits package and limited perquisites.

Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures. The variable short-term incentive and long-term incentive portions of compensation are designed to reward both annual performance (under the short-term incentive program) and longer-term performance (under the long-term incentive program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our long-term interests.

Radiant Logistics, Inc. – 2026 Proxy Statement 29

Say-on-Pay Vote

At our 2025 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. Approximately 96% of the votes cast were in favor of our say-on-pay proposal. We believe these favorable results affirmed stockholder support of our approach to executive compensation and did not believe it was necessary to, and, therefore, did not, make any significant structural changes to our executive compensation program in response to the say-on-pay vote results.

Compensation Highlights and Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our stockholders.

What We Do	What We Don’t Do
Maintain a competitive compensation package	No guaranteed salary increases or bonuses
Structure our executive officer compensation so that a significant portion of pay is at risk	No excessive perquisites
Emphasize long-term performance in our equity-based incentive awards	No repricing of stock options unless approved by stockholders
Maintain a robust clawback policy	No pledging of Radiant securities without prior Board approval.
Require a double-trigger for equity acceleration upon a change of control	No short sales or derivative transactions in Radiant stock, including hedges
Have robust stock ownership and retention guidelines	No current payment of dividends on unvested awards
Hold an annual say-on-pay vote	No excise or other tax gross-ups (other than the 2006 grandfathered arrangement with our founder and CEO)

Radiant Logistics, Inc. – 2026 Proxy Statement 30

Executive Stock Ownership Guidelines

We established and maintain the following stock ownership and retention guidelines, which are intended to further align the interests of our named executive officers with those of our stockholders.

Position	Guideline
Chief Executive Officer	Four times base salary
Other Named Executive Officers	One times base salary

Each NEO has five years to reach the officer’s stock ownership target. Until the applicable stock ownership guideline is achieved as described above, each NEO is required to retain an amount equal to 100% of the net shares received as a result of the vesting of restricted stock, restricted stock units or other equity-based awards or the exercise of stock options. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and any applicable withholding or estimated taxes associated with the restricted stock, restricted stock unit, stock option, or other equity-based incentive award. All of our NEOs are in compliance with our stock ownership guidelines as of September 29, 2026, taking into account the five-year compliance deadline.

Named Executive Officer	Target Stock Ownership as a Multiple of Base Salary	In Compliance?	Ownership %	Actual Stock Ownership as a Multiple of Base Salary
Bohn H. Crain	4x	Yes	21.8%	191x
Todd E. Macomber	1x	Yes	Less than 1%	4x
Arnold Goldstein	1x	Yes	Less than 1%	2x
Jaime F. Becker	1x	Yes	Less than 1%	1x

Elements of Our Executive Compensation Program

Our executive compensation program consists of several key elements, which are described in the table below, along with the key characteristics of, and the purpose for, each element and key fiscal year 2026 changes. We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in fiscal year 2026.

Element	Key Characteristics	Purpose	Fiscal Year 2026 Changes
Base Salary (Fixed, Cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.

Provides a source of fixed income that is market competitive and reflects scope and responsibility of the position held while providing a meaningful percentage of an executive’s overall compensation opportunity in the form of performance-based compensation.

No change.
Short-Term Incentive Plan (STIP) (Variable, Cash)	A variable, short-term element of compensation that is payable quarterly in cash, based on adjusted EBITDA and achievement of pre-established individual goals.	Motivates and rewards our executives for increased adjusted EBITDA and achievement of individual performance goals while supporting our variable cost based business model.	No change.
Long-Term Incentive Plan (LTIP) (Variable, Restricted Stock Units and Performance Units)

A variable, long-term element of compensation is provided, which was composed of 25% RSU awards and 75% PSU awards during the fiscal year ended June 30, 2026.

The RSU awards are based on the achievement of pre-established company and individual goals and vest in full on the three-year anniversary of the grant date.

The performance awards will vest upon the achievement of three-year performance goals and be paid out in shares of our common stock.

Aligns the interests of our executives with our stockholders; encourages our executives to focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promotes retention of our executives; and encourages significant ownership of our common stock.

No change.
Perquisites	Includes an automobile allowance.	Assists in allowing our executives to more efficiently utilize their time and support	No change.

Radiant Logistics, Inc. – 2026 Proxy Statement 31

them in effectively contributing to our Company success.
Retirement Benefits	Includes a qualified defined contribution retirement plan with a safe harbor Company match.	Provides an opportunity for employees to save and prepare financially for retirement.	No change.

Competitive Considerations and Use of Market Data

Background

In December 2020, the AEOC engaged Meridian Compensation Partners to perform an executive compensation study and provide guidance regarding our executive compensation program, especially in light of the feedback we received from our stockholders on improvements that could be made to our program. Many of the recent changes we made to our executive compensation program in response to stockholder feedback were made with the input and assistance of Meridian Compensation Partners.

Peer Group

As part of Meridian Compensation Partners’ review of our executive compensation program, and specifically analyzing the market competitiveness and reasonableness of our program, Meridian Compensation Partners recommended a peer group based on the following three factors:

• Industry	• Revenue	• Market Capitalization

Based on these factors, the following companies were selected by the AEOC, upon recommendation of Meridian Compensation Partners, in February 2021 as members of our peer group (the “2021 Peer Group”) for purposes of benchmarking the market competitiveness and reasonableness of our executive compensation program. We compete with some of these peers for employees and customers in various markets. As of February 2021, when the peer group was recommended by Meridian Compensation Partners, we ranked at the 37th percentile of our peer group for revenue and at the 21st percentile for market capitalization. In constructing this peer group, the AEOC also considered whether to include companies that disclosed Radiant Logistics as a peer, companies that appear in the peer groups of our peer companies and companies that proxy advisory firms consider a peer of ours in their latest voting recommendations reports.

The AEOC periodically updates this peer group to remove those members of our peer group that were no longer public companies. The updated peer group is as follows:

Allegiant Travel Company ArcBest Corporation Blackbaud, Inc. Covenant Logistics Group, Inc. Exl Service Holdings, Inc. Forward Air Corporation	Genco Shipping and Trading Limited Heartland Express, Inc. Hub Group, Inc. Manhattan Associates, Inc. Marten Transport, Ltd. P.A.M. Transportation Services, Inc.	Pangaea Logistics Solutions, Ltd. Pegasystems Inc. Saia, Inc. Universal Logistics Holdings, Inc. Werner Enterprises, Inc.

Use of Peer Group Information and Competitive Positioning

One of the objectives of our executive compensation philosophy is to design our executive compensation program to ensure that we attract and retain highly-talented and dedicated executives. To assist us in meeting this objective, we strive to compensate our executive officers in a manner that is competitive but also reasonable when considering our revenue and market capitalization relative to other members of our peer group. To ensure the competitiveness and reasonableness of our executive compensation packages relative to our industry, the AEOC periodically evaluates our peer group and an analysis of our executive compensation program vis a vis our peer group, with the aid of an independent external compensation consultant and management, and uses this information as one input in helping to determine appropriate pay levels.

In reviewing this benchmarking data, however, the AEOC recognizes that this information is not always appropriate as a stand-alone tool for setting compensation. This could be due to an imperfection in the peer group information or due to aspects of our business and objectives that may be unique to us. For example, the AEOC believes both the February 2021 peer group and the current Peer Group of companies are a less-than-ideal comparison group for

Radiant Logistics, Inc. – 2026 Proxy Statement 32

purposes of benchmarking our executive compensation program given Radiant Logistics relative ranking in terms of revenue and market capitalization when compared to the broader peer group. This was primarily driven by the difficulty in creating a peer group due to the limited number of viable peers in our industry with similarly sized revenues and market capitalization.

As a result, the AEOC does not explicitly target any percentile when assessing and setting executive compensation. Instead, the AEOC intends to analyze the specific competitiveness of any individual executive’s pay considering factors like not only the benchmarking data, but also the executive’s experience, skills and capabilities, contributions as a member of the executive management team, and contributions to our overall performance. We believe these other factors and considerations are more important at this time for our Company than peer group positioning to attract and retain the best executive talent to achieve our business strategies and objectives. The AEOC did note that our NEO base salaries, target short-term incentive opportunities, target total cash compensation and target long-term incentive opportunities, are below the 50th percentile, which the AEOC considered reasonable given the company’s revenues and market capitalization relative to its peers.

Accordingly, every year, we review each executive’s base salary and STIP and LTIP opportunities to determine whether they should be adjusted. Along with individual performance, we also consider primarily movement of salaries and other aspects of executive compensation in the market and trends, as well as our financial results from the prior fiscal year to determine appropriate compensation adjustments.

Named Executive Officer Compensation

Base Salary

Purpose: Base salary is designed to compensate our NEOs at a fixed level of compensation that provides some financial certainty and security for our NEOs, and also serves as a retention tool throughout the executive’s career.

Fiscal Year 2026 Review: The fiscal year 2026 base salaries of all our NEOs were unchanged from their fiscal year 2025 base salaries.

Named Executive Officer	Fiscal Year 2025 Base Salary ($)	Fiscal Year 2026 Base Salary ($)	Change (%)
Bohn H. Crain	475,000	475,000	0%
Todd E. Macomber	275,000	275,000	0%
Arnold Goldstein	275,000	275,000	0%
Jaime F. Becker	275,000	275,000	0%

Short-Term Incentive Plan – Quarterly Cash Bonuses

Purpose: Our STIP, or quarterly cash bonus program, is paid under our MICP and is designed to provide incentive compensation that supports our variable cost-based business strategy and emphasizes pay-for-performance by tying reward opportunities to company and individual performance.

STIP Awards and Plan Mechanics: Our STIP allows our NEOs to participate on a pro rata basis along with other STIP participants in a quarterly profit pool calculated as a percentage of our quarterly adjusted EBITDA. The opportunity of our NEOs to participate in the STIP is expressed as a percentage of their base salary and is subject to further adjustment based on their achievement relative to individual performance goals.

Since the quarterly bonus pool under the MICP in which our NEOs participate is determined based on a percentage of our quarterly adjusted EBITDA and there is no maximum limit to the size of the pool, our executives are incentivized to increase our profitability, although discretion could be exercised by the AEOC to decrease or otherwise adjust the size of the pool or individual payouts if determined appropriate. Primarily because of this discretion, as well as multiple other factors, including the design of the MICP, our other compensation policies and programs, and our controls and approval process, we do not believe the MICP creates unnecessary risk taking by our executives or other employees.

Payments under our MICP are paid quarterly as opposed to annually in order to instill a sense of urgency in progressing the company’s objectives while reinforcing and rewarding the entrepreneurial culture of the company.

Radiant Logistics, Inc. – 2026 Proxy Statement 33

Fiscal Year 2026 STIP Awards: The fiscal year 2026 target short-term incentive opportunities for our NEOs were unchanged from their fiscal year 2025 target.

Named Executive Officer	Fiscal Year 2025 Target Bonus Percentage (% of Base Salary)	Fiscal Year 2026 Target Bonus Percentage (% of Base Salary)	Change (%)
Bohn H. Crain	50%	50%	—
Todd E. Macomber	35%	35%	—
Arnold Goldstein	35%	35%	—
Jaime F. Becker	35%	35%	—

The fiscal year 2026 target short-term incentive opportunities for our NEOs were paid quarterly based on our adjusted EBITDA performance for each fiscal quarter of fiscal year 2026 and their pro rata participation along with other STIP participants in the quarterly profit pool, which for fiscal year 2026 was calculated as 5% percent of our quarterly adjusted EBITDA. For purposes of the corporate quarterly bonus pool under the MICP, adjusted EBITDA is defined as our cumulative net income for such fiscal quarter, excluding the effects of interest, income taxes, and the “non-cash” effects of depreciation and amortization on long-term assets, as well as all depreciation charges related to property, technology, equipment, and all amortization charges (including amortization of leasehold improvements), and further adjusted to exclude share-based compensation, costs unrelated to our core operations, and other non-cash charges, as derived from our consolidated audited financial statements, and as determined by the AEOC in good faith. Note that this definition of adjusted EBITDA is essentially the same as our reported adjusted EBITDA with the exception that it adds back in the accrued bonus under the MICP.

Our adjusted EBITDA as calculated pursuant to our STIP for each quarter of our fiscal year 2026 was as follows (in millions):

1Q ($)	2Q ($)	3Q ($)	4Q ($)
6.8	11.8	7.7	10.4

Our NEOs earned the following quarterly bonuses under our STIP during fiscal year 2026:

Named Executive Officer	1Q ($)	2Q ($)	3Q ($)	4Q ($)	Total ($)
Bohn H. Crain	27,439	42,015	29,936	40,934	140,324
Todd E. Macomber	11,120	17,027	12,132	16,589	56,868
Arnold Goldstein	11,705	17,027	12,132	17,462	58,326
Jaime F. Becker	10,535	15,235	12,132	16,589	54,491

The CEO’s share of each quarterly bonus pool was determined based on a formula of his target STIP opportunity and his individual performance and was approved by the AEOC.

In addition to participating in the STIP under the MICP, Arnold Goldstein, our Senior Vice President and Chief Commercial Officer, also receives additional compensation in connection with his management of our Vertical Sales Organization. This compensation is calculated as 1% of the Net Contribution of the Vertical Sales Organization, where Net Contribution is calculated as the gross profit attributed the Vertical Sales Associates less the associated costs for operating partner commissions, bad debts, corporate overhead, and the Vertical Sales Associates. Accordingly, Mr. Goldstein earned the following additional payments under this plan during fiscal year 2026:

1Q ($)	2Q ($)	3Q ($)	4Q ($)	Total ($)
9,783	10,355	15,128	30,458	65,724

Radiant Logistics, Inc. – 2026 Proxy Statement 34

Long-Term Incentive Plan – Annual Equity Grants

Purpose: Our LTIP, which is a component of our MICP, is designed to provide for incentive compensation that supports our variable cost-based business strategy and emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit, operating location and/or individual levels.

LTIP Awards and Mechanics: The opportunity of a NEO to participate in the LTIP is expressed as a percentage of the NEO’s base salary. Our LTIP for our NEOs for the past several years has consisted of RSU awards based on achievement of pre-established company and individual goals that vest in full on the three-year anniversary of the grant date. Beginning in fiscal year 2022, our LTIP also consists of PSU awards in addition to RSU awards, as discussed in more detail below under “—LTIP Awards for Fiscal Year 2026.” These PSU awards constitute at least 76% of our CEO’s target LTIP opportunity for fiscal year 2026.

LTIP Awards for Fiscal Year 2025: After the completion of fiscal year 2024, our NEOs received RSU and PSU awards. RSU awards were determined based on achievement of pre-established company and individual goals for fiscal year 2024. For our NEO’s, 90% of their RSU award opportunity was based on the Company’s achievement relative to budgeted adjusted EBITDA, as measured on a consolidated basis, and 10% of the RSU opportunity was based on their achievement relative to individual goals. The AEOC believes it is important to include an adjusted EBITDA performance metric in both our STIP and LTIP because of our emphasis on overall core profitability. The performance factor for each NEO for purposes of determining the number of RSUs granted reflects the Company’s achievement relative to budgeted adjusted EBITDA, as approved by the AEOC, and achievement relative to individual goals, as determined by the AEOC in the case of our CEO, and by the CEO, in the case of our other NEOs.

Named Executive Officer	Fiscal Year 2024 Adjusted EBITDA Goal (in millions) ($)	Fiscal Year 2024 Adjusted EBITDA Actual (as restated) ($)	Company Financial Goal Achievement (90% Weighting)	Individual Goal Achievement (10% Weighting)	Performance Factor (100%)
Bohn H. Crain	42.64	31.16	73%	95%	75%
Todd E. Macomber	42.64	31.16	73%	96%	75%
Arnold Goldstein	42.64	31.16	73%	97%	75%
Jaime F. Becker	42.64	31.16	73%	99%	76%

The fiscal year 2025 LTIP award opportunities for RSU awards for our NEOs were unchanged from their 2024 fiscal year opportunity and will vest in full on the three-year anniversary of the grant date.

Name Executive Officer	Target RSU Award Opportunity (% of Base Salary)	Number of RSUs (#)	Grant Date Fair Value ($)
Bohn H. Crain	50%	25,388	162,737
Todd E. Macomber	35%	10,471	67,119
Arnold Goldstein	35%	10,475	67,145
Jaime F. Becker	35%	6,672	42,768

The fiscal year 2025 LTIP award opportunities for PSU awards for our NEOs were unchanged from their fiscal year 2024 opportunity and will vest upon the achievement of three-year performance goals.

Named Executive Officer	Target PSU Award Opportunity (% of Base Salary)	Number of PSUs (#)	Grant Date Fair Value ($)
Bohn H. Crain	150%	104,934	739,785
Todd E. Macomber	100%	40,501	285,532
Arnold Goldstein	100%	40,501	285,532
Jaime F. Becker	100%	40,501	285,532

LTIP Awards for Fiscal Year 2026: After the completion of fiscal year 2025, our NEOs received RSU and PSU awards. RSU awards were determined based on achievement of pre-established company and individual goals for fiscal year 2025. For our NEO’s, 90% of their RSU award opportunity was based on the Company’s achievement relative to budgeted adjusted EBITDA, as measured on a consolidated basis, and 10% of the RSU opportunity was based on their achievement relative to individual goals. The AEOC believes it is important to include an adjusted EBITDA performance metric in both our STIP and LTIP because of our emphasis on overall core profitability. The performance factor for each NEO for purposes of determining the number of RSUs granted reflects the Company’s achievement relative to budgeted adjusted EBITDA, as approved by the AEOC, and achievement relative to individual goals, as determined by the AEOC in the case of our CEO, and by the CEO, in the case of our other NEOs.

Radiant Logistics, Inc. – 2026 Proxy Statement 35

Named Executive Officer	Fiscal Year 2025 Adjusted EBITDA Goal (in millions) ($)	Fiscal Year 2025 Adjusted EBITDA Actual (in millions) ($)	Company Financial Goal Achievement (90% Weighting)	Individual Goal Achievement (10% Weighting)	Performance Factor (100%)
Bohn H. Crain	35.11	38.45	109%	95%	108%
Todd E. Macomber	35.11	38.45	109%	95%	108%
Arnold Goldstein	35.11	38.45	109%	97%	108%
Jaime F. Becker	35.11	38.45	109%	94%	108%

The fiscal year 2026 LTIP award opportunities for RSU awards for our NEOs were unchanged from their 2025 fiscal year opportunity and will vest in full on the three-year anniversary of the grant date.

Name Executive Officer	Target RSU Award Opportunity (% of Base Salary)	Number of RSUs (#)	Grant Date Fair Value ($)
Bohn H. Crain	50%	37,123	242,042
Todd E. Macomber	35%	15,159	98,837
Arnold Goldstein	35%	15,190	99,039
Jaime F. Becker	35%	15,141	98,719

The fiscal year 2026 LTIP award opportunities for PSU awards for our NEOs were unchanged from their fiscal year 2025 opportunity and will vest upon the achievement of three-year performance goals.

Named Executive Officer	Target PSU Award Opportunity (% of Base Salary)	Number of PSUs (#)	Grant Date Fair Value ($)
Bohn H. Crain	150%	115,105	690,630
Todd E. Macomber	100%	44,426	266,556
Arnold Goldstein	100%	44,426	266,556
Jaime F. Becker	100%	44,426	266,556

All Other Compensation – RLP Distributions

On June 28, 2006, we joined with Radiant Capital Partners, LLC (“RCP”), an affiliate of Mr. Crain, our CEO, to form Radiant Logistics Partners, LLC (“RLP”). RLP commenced operations in 2007 as a minority-owned business enterprise for the purpose of enabling us to expand the scope of our service offerings to include participation in certain supplier diversity programs that otherwise would not have been available to us. RLP is owned 60% by Mr. Crain and 40% by us. In the course of evaluating and approving the ownership structure, operations and economics emanating from RLP, a committee consisting of the independent Board members of the Company considered, among other factors, the significant benefits provided to us through association with a minority business enterprise, particularly as many of our largest current and potential customers have a need for diversity offerings. In addition, the committee concluded the economic relationship with RLP was on terms no less favorable to us than terms generally available from unaffiliated third parties. Mr. Crain’s share of distributed earnings from RLP are included in the “All Other Compensation” column of the Summary Compensation Table.

Other Benefits

In fiscal year 2026, our NEOs had the opportunity to participate in a qualified defined contribution retirement plan on the same basis as our other employees. We believe this plan provides an opportunity for our executives to plan for and meet their retirement savings needs. We do not provide any pension arrangements, nonqualified defined contribution, or other deferred compensation plans.

We provide our NEOs with modest perquisites to attract and retain them and to allow them to more efficiently utilize their time and to support them in effectively contributing to the success of our Company. The perquisites provided to our NEOs during fiscal year 2026 included an automobile allowance and Company-provided life and disability insurance premiums. We believe these benefits are an important part of our overall compensation program and help us accomplish our goal of attracting, retaining, and rewarding top executive talent.

Radiant Logistics, Inc. – 2026 Proxy Statement 36

Employment Agreements, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS, and POST-TERMINATION RESTRICTIONS

The compensation paid to our NEOs is governed, in part, by written employment agreements with them, which are described below under “Executive Compensation—Employment and Other Agreements.” The purpose of these agreements is to define the essential terms of these executives’ employment relationships in a manner that will protect our business and other interests and the interests of the executive, including in the event their employment is terminated upon certain events. The severance provisions in the agreement are intended to induce these executives to continue employment with our Company and to retain them and provide consideration to them for certain restrictive covenants that apply following a termination of employment. Additionally, we entered into these agreements because they provide us valuable protection by subjecting these executives to restrictive covenants that prohibit the disclosure of confidential information during and following their employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following a termination of their employment. The receipt of any severance by these executives, other than our CEO, is conditioned upon their execution of a broad release of claims.

To encourage continuity, stability, and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change of control arrangements, including provisions in our employment agreements with our NEOs, which are described below under “Executive Compensation—Potential Post-Termination and Change in Control Payments.” These provisions provide our NEOs certain payments and benefits in the event of a termination of their employment in connection with a change of control. These additional payments and benefits will not be triggered just by a change of control, but require a termination event not within the control of the executive, and thus are known as “double trigger” change of control arrangements. These “double trigger” change of control protections are intended to induce executives to accept or continue employment with our Company, provide consideration to executives for certain restrictive covenants that apply following termination of employment, and provide continuity of management in connection with a threatened or actual change of control transaction. If the employment of our CEO is terminated by us without cause or by him or her for good reason following a change of control or if the employment of one of our other NEOs is terminated by us without cause or by him or her for good reason within nine months following a change of control, the executive will be entitled to receive a severance payment and certain benefits. In the case of our NEOs, other than our CEO, the receipt of any severance is conditioned upon the executive’s execution of a release of claims.

We believe these change of control arrangements with our NEOs are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller public company where there is a meaningful likelihood that the company may be acquired. Change of control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change of control of our Company, might consider seeking employment alternatives to be less risky than remaining with our Company through the transaction. We believe that relative to our Company’s overall value, our potential change of control benefits are relatively small and are aligned with current peer company practices.

Risk Assessment

As a result of our assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our employees, including our NEOs, to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company.

As part of our assessment, we noted in particular the following:

•
annual base salaries for employees are not subject to performance risk and, for most non-executive employees, constitute the largest part of their total compensation;
•
short-term incentives are in the form of quarterly cash bonuses that are limited in amount, to some extent, by virtue of the calculation of the total quarterly bonus pools, which equal a certain percentage of our adjusted EBITDA for the quarter, assuming we meet a certain threshold quarterly adjusted EBITDA goal; and

Radiant Logistics, Inc. – 2026 Proxy Statement 37

•
a significant portion of performance-based compensation is in the form of long-term equity incentives, which do not encourage unnecessary or excessive risk because they vest over a three-year period of time, thereby focusing our employees on our long-term interests.

Clawback Policy

We maintain a clawback and forfeiture policy covering all current and former executive officers of the Company. Pursuant to the policy, the Board may in its sole discretion recover certain cash and/or equity-based incentive compensation that is approved, awarded or granted to a covered executive on or after September 27, 2021 if there is a material negative restatement of our financial statements or in the event a Covered Executive engaged in egregious conduct that is substantially detrimental to the Company. Effective as of October 2, 2023, we strengthened our clawback policy to provide for a mandatory clawback of incentive compensation paid to current and former executives under certain circumstances in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly and resulted in a financial restatement. This policy complies with current SEC and NYSE rules.

excise tax gross-up Policy

As part of our response to feedback from our stockholders, the Board adopted a stand-alone policy prohibiting gross-ups for the excise tax imposed by Sections 280(g) and 4999 of the U.S. Internal Revenue Code, as well as the reimbursement of NEOs for such excise tax, with respect to any cash and/or equity-based incentive compensation that constitute golden parachute payments made from and after July 1, 2021, with the exception of any gross-up payments as may be provided in the grandfathered employment arrangements with our founder and CEO.

ANTI-HEDGING/PLEDGING/speculative investments POLICY

Radiant Logistics considers it improper and inappropriate for those employed by or associated with Radiant Logistics to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, trading in our securities is subject to the following additional guidance, as set forth in our Insider Trading Policy, for all officers, directors, employees and agents (collectively referred to as insiders):

•
Short Sales: Short sales (i.e., the sale of a security that must be borrowed to make delivery) and “selling short against the box” (i.e., a sale with a delayed delivery) with respect to Company securities are prohibited.
•
Derivative Securities and Hedging Transactions: Insiders are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.
•
Using Company Securities as Collateral for Loans: Unless approved in advance by the Company’s Board, insiders may not pledge Company securities as collateral for loans.
•
Holding Company Securities in Margin Accounts: Unless approved in advance by the Company’s Board, insiders may not hold Company securities in margin accounts.
•
Placing Open Orders with Brokers: Except in accordance with an approved trading plan, insiders should exercise caution when placing open orders, such as limit orders or stop orders, with brokers, particularly where the order is likely to remain outstanding for an extended period of time. Open orders may result in the execution of a trade at a time when insiders are aware of material nonpublic information or otherwise are not permitted to trade in Company securities, which may result in inadvertent insider trading violations. If an insider is subject to blackout periods or pre-clearance requirements, such insider should so inform any broker with whom he or she places any open order at the time it is placed.

Radiant Logistics, Inc. – 2026 Proxy Statement 38

Tax CONSIDERATIONS

Prior to the enactment of the Tax Cuts and Jobs Act (“Tax Act”), in designing our executive compensation program, we considered the deductibility of executive compensation under Code Section 162(m). The Tax Act, among other things, repealed the exemption from Code Section 162(m)’s $1 million deduction limit for “performance-based” compensation for taxable years beginning after December 31, 2017, other than with respect to certain “grandfathered” arrangements entered into prior to November 2, 2017. Some of our compensation plans were designed with the intention of satisfying the requirements for “performance-based” compensation as defined in Code Section 162(m) prior to the effective date of the Tax Act so that such awards would be exempt from the Code Section 162(m) deduction limitation. While we designed these plans to operate in this manner, the exemption is no longer available for performance-based awards paid in tax years beginning after 2017 (other than with respect to certain “grandfathered” arrangements as noted above). Further, as to any grandfathered arrangements, the AEOC may administer the plans in a manner that does not satisfy the Code Section 162(m) performance-based compensation requirements in order to achieve a result that the AEOC determines to be appropriate, including by revising performance goals and/or adjustment events as needed to ensure our pay practices continue to align with performance.

How We Make Compensation Decisions

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy. The AEOC, its independent external compensation consultant, and management all have a role in decision-making for executive compensation. The following table summarizes their roles and responsibilities.

Responsible Party	Roles and Responsibilities
Audit and Executive Oversight Committee (Comprised solely of independent directors and reports to the Board of Directors)
•
Oversees all aspects of our executive compensation program.
•
Annually reviews and approves our corporate goals and objectives relevant to CEO compensation.
•
Evaluates CEO’s performance in light of such goals and objectives, and determines and approves his compensation based on this evaluation.
•
Determines and approves all executive officer compensation, including salary, bonus, and equity and non-equity incentive compensation.
•
Administers our equity and incentive compensation plans and reviews and approves equity awards and executive incentive payouts.
•
Reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking.
•
Evaluates market competitiveness of each executive’s compensation.
•
Evaluates proposed changes to our executive compensation program.
•
Assists the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans.
•
Has sole authority to hire consultants, approve their fees, and determine the nature and scope of their work.

Independent External Compensation Consultant (Independent under NYSE American continued listing standards and reports to the AEOC)
•
Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.
•
Examines our executive compensation program to ensure that each element supports our business strategy.
•
Assists in selection of peer companies and gathering competitive market data.
•
Provides advice with respect to our equity-based compensation plans.

Chief Executive Officer (With the support of other members of the management team)
•
Reviews performance of other executive officers and makes recommendations with respect to their compensation.
•
Confers with the AEOC and compensation consultant concerning design and development of compensation and benefit plans.

Radiant Logistics, Inc. – 2026 Proxy Statement 39

• Provides no input or recommendations with respect to his own compensation.

AUDIT AND EXECUTIVE OVERSIGHT COMMITTEE REPORT

The AEOC, which performs the equivalent functions of a compensation committee, has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with our management. Based on this review and these discussions, the AEOC has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.

Audit and Executive Oversight COMMITTEE

Richard P. Palmieri, Chair

Michael Gould

Kristin E. Toth

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by our principal executive officer, our principal financial officer, and our two remaining executive officers during the past three fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Bohn H. Crain	2026	476,827	—	932,672	140,324	42,210	1,592,033
Chairman of the Board and	2025	451,731	—	902,522	170,117	252,258	1,776,627
Chief Executive Officer	2024	425,000	—	787,687	133,629	612,808	1,959,124
Todd E. Macomber	2026	276,057	—	365,393	56,868	24,230	722,548
Senior Vice President	2025	263,558	—	352,651	69,608	23,664	709,481
Chief Financial Officer and Treasurer	2024	250,000	—	312,333	55,557	19,397	637,287
Arnold Goldstein	2026	276,057	—	365,595	58,326	88,456	788,434
Senior Vice President and	2025	263,558	—	352,677	71,533	123,044	810,811
Chief Commercial Officer	2024	250,000	—	312,677	55,693	88,845	707,215
Jaime F. Becker	2026	276,057	—	365,275	54,491	24,158	719,981
Senior Vice President and	2025	263,558	—	328,300	69,005	18,096	678,959
General Counsel	2024	158,654	—	253,717	25,973	8,775	447,119
(1)
Salary amounts reflect base salary earned during the fiscal year. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Base Salaries.”
(2)
Quarterly cash bonuses under our STIP are reported in the “Non-Equity Incentive Plan Compensation” column and are based on performance, which is measured against pre-established adjusted EBITDA goals and individual performance. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive Plan—Quarterly Cash Bonuses.”

Radiant Logistics, Inc. – 2026 Proxy Statement 40

(3)
Amounts reported represent the grant date fair value of RSU and PSU awards granted to our NEOs, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. These are not amounts paid to or realized by the NEOs. Therefore, we caution that the amounts reported in the table for stock awards and total compensation may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including future Company performance and stock price. The grant date fair value of the PSU awards assumes target levels of performance that may or may not be realized. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives” for a description of our long-term incentive awards for fiscal year 2026.
(4)
Amounts reported represent payouts under our STIP and for each year reflect the amounts earned for that fiscal year but paid during the following fiscal year. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive Plan—Quarterly Cash Bonuses” for a description of our incentive plan and payouts for fiscal year 2026.
(5)
Amounts reported in this column for fiscal year 2026 are described in the table below:

Name	Distributed Share of RCP Earnings ($)(a)	Company Match 401(k) Contributions ($)	Automobile Allowance ($)	Commissions ($)	Severance ($)	Total Other Compensation ($)
Bohn H. Crain	18,000	12,210	12,000	—	—	42,210
Todd E. Macomber	—	12,230	12,000	—	—	24,230
Arnold Goldstein	—	10,732	12,000	65,724	—	88,456
Jaime F. Becker	—	12,158	12,000	—	—	24,158

(a)
See the section entitled “Compensation Discussion and Analysis—Named Executive Officer Compensation—All Other Compensation” and “Certain Relationships and Transactions with Related Persons” for information regarding the distributed share of earnings attributed to RCP.

Employment Agreements

CEO Employment Agreement

On January 13, 2006, we entered into an employment agreement with Bohn H. Crain to serve as our Chief Executive Officer. On December 31, 2008, we and Mr. Crain entered into a letter agreement for the purpose of (i) amending the employment agreement to ensure compliance with the requirements of Section 409A of the Code, and (ii) revising the general renewal period of the agreement of one to five years in the event of a change in control. On June 11, 2011, we and Mr. Crain entered into a letter agreement for the purpose of amending the employment agreement to (1) extend the initial term of the agreement through December 31, 2016, (2) increase the automatic renewal periods of the agreement from one to three years, and (3) increase Mr. Crain’s base salary. The amended agreement provides for an annual base salary of $325,000, a performance bonus of up to 50% of the base salary based upon the achievement of certain target objectives, and a discretionary merit bonus that can be awarded at the discretion of our Board. Pursuant to our MICP, Mr. Crain will be evaluated with a target bonus, based upon achievement of corporate and individual objectives, of 50% of base compensation. The amended agreement contains severance and change of control provisions, as described in more detail under “—Potential Post-Termination and Change in Control Payments,” and standard and customary non-solicitation, non-competition, work made for hire, and confidentiality provisions. During fiscal year 2025, the Board approved an increase to Mr. Crain’s base salary, to an amount of $475,000 annually, effective on January 1, 2025.

Other NEO Employment Agreements

Effective May 14, 2012, we entered into an employment agreement with Todd E. Macomber, the Company’s Senior Vice President and Chief Financial Officer. Under his employment agreement, Mr. Macomber is entitled to receive an annual base salary in the amount of $200,000, subject to annual review. Mr. Macomber is also entitled to participate in the Company’s stock option program and annual incentive compensation program, pursuant to which he may earn a discretionary bonus with an initial target of 35% of his annual base salary. Mr. Macomber is also eligible to participate in such life insurance, hospitalization, major medical and other health and other benefits offered by the Company to other similar executives. He is also eligible for a $1,000 per month car allowance benefit and to participate in the Company’s 401(k) plan and is entitled to three weeks of paid vacation per year. During fiscal year 2025, the Board approved an increase to Mr. Macomber’s base salary, to an amount of $275,000 annually, effective on January 1, 2025.

Radiant Logistics, Inc. – 2026 Proxy Statement 41

Effective February 6, 2015, we entered into an employment agreement with Arnold Goldstein, the Company’s Senior Vice President and Chief Commercial Officer. Under his employment agreement, Mr. Goldstein is entitled to receive an annual base salary in the amount of $200,000, subject to annual review. Mr. Goldstein is also entitled to participate in the Company’s stock option program and annual incentive compensation program, pursuant to which he may earn a discretionary bonus with an initial target of 35% of his annual base salary. Mr. Goldstein is also eligible to participate in such life insurance, hospitalization, major medical and other health and other benefits offered by the Company to other similar executives. He is also eligible for a $1,000 per month car allowance benefit and to participate in the Company’s 401(k) plan and is entitled to three weeks of paid vacation per year. During fiscal year 2025, the Board approved an increase to Mr. Goldstein’s base salary, to an amount of $275,000 annually, effective on January 1, 2025.

Effective November 13, 2023, we entered into an employment agreement with Jaime F. Becker, the Company’s Senior Vice-President and General Counsel. Under her employment agreement, Ms. Becker is entitled to receive an annual base salary in the amount of $250,000, subject to annual review. Ms. Becker is also entitled to participate in the Company’s stock option program and annual incentive compensation program, pursuant to which she may earn a discretionary bonus with an initial target of 35% of her annual base salary. Ms. Becker is also eligible to participate in such life insurance, hospitalization, major medical and other health and other benefits offered by the Company to other similar executives. She is also eligible for a $1,000 per month car allowance benefit and to participate in the Company’s 401(k) plan and is entitled to three weeks of paid vacation per year. During fiscal year 2025, the Board approved an increase to Ms. Becker’s base salary, to an amount of $275,000 annually, effective on January 1, 2025.

All of these agreements also contain standard and customary severance and change of control provisions, as described in more detail under “—Potential Post-Termination and Change in Control Payments,” as well as standard and customary non-solicitation, non-competition, work made for hire, and confidentiality provisions.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL year 2026

The table below provides information concerning grants of plan-based awards to each of our NEOs during the fiscal year ended June 30, 2026. Non-equity incentive plan awards were granted under our MICP, the material terms of which are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive-Quarterly Cash Bonuses.” Stock awards in the form of RSU and PSU awards were granted under our stockholder-approved plan, the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan. The material terms of these awards are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives – Annual Equity Grants” and in the notes to the table below.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)
Bohn H. Crain
Cash award	—	118,750	237,500	N/A	—	—	—	—	—
RSU award	9/12/2025	—	—	—	—	—	—	37,123	242,042
PSU award	11/13/2025	—	—	—	57,553	115,105	172,658	—	690,630
Todd E. Macomber
Cash award	—	48,125	96,250	N/A	—	—	—	—	—
RSU award	9/12/2025	—	—	—	—	—	—	15,159	98,837
PSU award	11/13/2025	—	—	—	22,213	44,426	66,639	—	266,556
Arnold Goldstein
Cash award	—	48,125	96,250	N/A	—	—	—	—	—
RSU award	9/12/2025	—	—	—	—	—	—	15,190	99,039
PSU award	11/13/2025	—	—	—	22,213	44,426	66,639	—	266,556
Jaime F. Becker
Cash award	—	48,125	96,250	N/A	—	—	—	—	—
RSU award	9/12/2025	—	—	—	—	—	—	15,141	98,719
PSU award	11/13/2025	—	—	—	22,213	44,426	66,639	—	266,556

Radiant Logistics, Inc. – 2026 Proxy Statement 42

(1)
Amounts represent potential future payouts under our STIP. Actual payouts under this plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
Amounts represent PSU awards. These performance unit awards will vest based upon the achievement, if at all, of three-year, pre-established, company and individual performance goals.
(3)
Amounts represent RSU awards granted. The RSU awards will vest in full on the three-year anniversary of the grant date, subject to the executive’s continued employment with us.
(4)
Amounts reported represent the grant date fair value of the RSU and PSU awards granted to our NEOs, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards as of June 30, 2026

The following table sets forth information with respect to all outstanding equity awards held by our NEOs as of June 30, 2026.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable ($)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (1) ($)
Bohn H. Crain					27,595	(2)	261,049
					99,454	(3)	940,835
					25,388	(4)	240,170
					104,934	(5)	992,676
					37,123	(6)	351,184
					115,105	(7)	1,088,893
Todd E. Macomber					11,331	(2)	107,191
					39,002	(3)	368,959
					10,471	(4)	99,056
					40,501	(5)	383,139
					15,159	(6)	143,404
					44,426	(7)	420,270
Arnold Goldstein					11,382	(2)	107,674
					39,002	(3)	368,959
					10,475	(4)	99,094
					40,501	(5)	383,139
					15,190	(6)	143,697
					44,426	(7)	420,270
Jaime F. Becker					41,322	(8)	390,906
					6,672	(4)	63,117
					40,501	(5)	383,139
					15,141	(6)	143,234
					44,426	(7)	420,270

(1)
Amounts reported represent the value of RSU and PSU awards based on the number of shares of Radiant common stock underlying the RSU awards that have not vested as of June 30, 2026, multiplied by the closing price of our common stock on June 30, 2026, which was $9.46, as reported by the NYSE American.
(2)
Consists of RSU awards granted on September 11, 2023 and vested on September 11, 2026.
(3)
Consists of PSU awards granted on November 15, 2023 and will not vest as the performance-based vesting conditions were not achieved.
(4)
Consists of RSU awards granted on September 10, 2024 and vest on September 10, 2027.
(5)
Consists of PSU awards granted on November 15, 2024 and vest upon achievement of performance-based vesting conditions.
(6)
Consists of RSU awards granted on September 12, 2025 and vest on September 12, 2028.
(7)
Consists of PSU awards granted on November 13, 2025 and vest upon achievement of performance-based vesting conditions.
(8)
Consists of PSU awards granted on February 6, 2024 and vest upon achievement of performance-based vesting conditions.

Radiant Logistics, Inc. – 2026 Proxy Statement 43

Option Exercises and Stock Vested During FISCAL YEAR 2026

The table below provides information regarding option awards that were exercised and stock awards that vested for each of our NEOs during the fiscal year ended June 30, 2026.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bohn H. Crain
Restricted Stock Units	41,058	282,479
Todd E. Macomber
Restricted Stock Units	17,245	118,646
Arnold Goldstein
Restricted Stock Units	17,245	118,646
Jaime F. Becker
Restricted Stock Units	—	—

(1)
The value realized on vesting of the RSU awards held by each of the NEOs represents the gross number of shares acquired, multiplied by the closing sale price of our shares on the vesting date, or the last trading day prior to the vesting date if the vesting date was not a trading day, as reported by the NYSE American

POTENTIAL pOST-TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Agreements

The employment agreements with our NEOs contain severance provisions, including in connection with a change of control, intended to induce these executives to continue employment with our Company and to retain them and provide consideration to them for certain restrictive covenants that apply following a termination of employment. The receipt of any severance by these executives, other than our CEO, is conditioned upon their execution of a broad release of claims.

CEO Employment Agreement

Under our employment agreement with our CEO, we may terminate the agreement at any time for cause. If we terminate the agreement due to Mr. Crain’s disability, Mr. Crain’s unvested options will immediately vest and we must continue to pay to Mr. Crain, for an additional one-year period, his base salary (reduced by any disability insurance payments he receives) and pro-rated bonuses as well as fringe benefits, including participation in pension, profit sharing and bonus plans as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. If Mr. Crain terminates the agreement for good reason or we terminate for any reason other than for cause, Mr. Crain’s unvested options will immediately vest and we must continue to pay Mr. Crain for the remaining term of the employment agreement his base salary and the greater of the most recent bonus or target bonus as well as fringe benefits.

Radiant Logistics, Inc. – 2026 Proxy Statement 44

The employment agreement also contains a change of control provision. If Mr. Crain’s employment is terminated following a change of control (other than for cause or by Mr. Crain without good reason), then we must pay him (i) a termination payment equal to 2.99 times his basic compensation (the sum of his base salary, bonus and fringe benefits) at the annual rate in effect on the date of termination of his employment, (ii) any bonus amounts to which he would have been entitled for a period of three years following the date of termination equal to the greater of his most recent bonus or his target bonus, (iii) any unpaid expenses and benefits, and (iv) for a period of three years provide him with all fringe benefits he was receiving on the date of termination of his employment or the economic equivalent of such benefits. In addition, all of his unvested stock options will immediately vest as of the termination date of his employment due to a change of control. In the event compensation payable to Mr. Crain upon our change of control causes him to be subject to an excise tax under section 4999 of the Code, he will receive a “gross up” payment in an amount such that after the payment by Mr. Crain of all taxes imposed upon the gross up payment, Mr. Crain will retain an amount of the gross up payment equal to such excise tax. A change of control is generally defined as the occurrence of any one of the following:

•
any “person” (as the term “person” is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934), except for our chief executive officer, becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;
•
a contested proxy solicitation of our stockholders that results in the contesting party obtaining the ability to vote securities representing 50% or more of the combined voting power of our then-outstanding securities;
•
a sale, exchange, transfer or other disposition of 50% or more in value of our assets to another Person or entity, except to an entity controlled directly or indirectly by us;
•
a merger, consolidation or other reorganization involving us in which we are not the surviving entity and in which our stockholders prior to the transaction continue to own less than 50% of the outstanding securities of the acquirer immediately following the transaction, or a plan is adopted involving our liquidation or dissolution other than pursuant to bankruptcy or insolvency laws; or
•
during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least the majority thereof unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

Notwithstanding the foregoing, a change of control is not deemed to have occurred (i) in the event of a sale, exchange, transfer or other disposition of substantially all of our assets to, or a merger, consolidation or other reorganization involving, us and any entity in which our chief executive officer has, directly or indirectly, at least a 25% equity or ownership interest, or (ii) in a transaction otherwise commonly referred to as a “management leveraged buy-out.”

Other NEO Employment Agreements

Under the employment agreement with each of our other NEOs, the executive is entitled to six months of severance in the form of salary continuation payments, plus continuation of the medical benefits (and their car allowance in the case of Messrs. Macomber, Goldstein, and Ms. Becker), in the event their employment is terminated as a result of death, disability, or by us for any reason other than cause; or twelve months of severance if, within nine months following a change of control, they voluntarily terminate their employment for good reason or their employment is terminated by us. In addition, if their employment is terminated by them for Good Reason or by us within nine months following a change of control, the vesting of any equity awards will be deemed to have been accelerated to include an additional period of 12 months.

For the purposes of these employment agreements, a “change of control” will be deemed to occur if there occurs a sale, exchange, transfer or other disposition of substantially all of our assets to another entity, except to an entity controlled directly or indirectly by us, or a merger, consolidation or other reorganization of the Company in which we are not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws. For the further purpose of the employment agreements, “good reason” will be deemed to occur upon either: (i) a breach of the agreement by us; or (ii), a reduction in salary without the executive’s consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other similarly situated employees.

Other Change in Control Arrangements

Radiant Logistics, Inc. – 2026 Proxy Statement 45

The Radiant Logistics, Inc. 2012 Stock Option and Performance Award Plan and Radiant Logistics, Inc. 2021 Omnibus Incentive Plan under which awards have been granted to our NEOs contains “change of control” provisions. Under each plan, without limiting the authority of the AEOC to adjust awards, if a “change of control” of Radiant Logistics (as defined in the plan) occurs, then, unless otherwise provided in the award or other agreement, if an award is continued, assumed, or substituted by the successor entity, the award will not vest or lapse solely as a result of the change of control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed, or substituted and will continue to vest or lapse pursuant to such terms.

Potential Payments to Named Executive Officers

The table below shows potential payments to our NEOs, not otherwise earned, under various scenarios involving a termination of employment, including in connection with a change of control, and upon a change of control without a termination of employment, assuming a June 30, 2026 termination date. All equity awards are valued at the closing price of our common stock on June 30, 2026, which was $9.46, as reported by the NYSE American.

Name	Benefit	Termination without Cause or for Good Reason Outside a Change of Control ($)	Termination without Cause or for Good Reason in Connection with a Change of Control ($)	Voluntary Termination Retirement ($)	Death or Disability ($)	Change of Control(1) ($)
Bohn H. Crain	Severance Pay(2)	1,187,500	1,420,250	—	356,000	—
	Incentive Pay(3)	237,500	1,132,069	—	237,500	—
	RSU Award Vesting(4)	—	852,403	—	254,089	—
	PSU Award Vesting(5)	—	3,022,404	—	1,602,619	—
	Other Benefits(6)	46,584	279,035	—	46,584	—
	280G Tax Gross-up(7)	—	2,466,757	—	—	—
Todd E. Macomber	Severance Pay(8)	137,500	275,000	—	137,500	—
	Incentive Pay	—	—	—	—	—
	RSU Award Vesting(4)	—	349,651	—	104,479	—
	PSU Award Vesting(5)	—	1,172,368	—	624,385	—
	Other Benefits(9)	18,832	37,665	—	18,832	—
Arnold Goldstein	Severance Pay(8)	137,500	275,000	—	137,500	—
	Incentive Pay	—	—	—	—	—
	RSU Award Vesting(4)	—	350,465	—	104,814	—
	PSU Award Vesting(5)	—	1,172,368	—	624,385	—
	Other Benefits(9)	21,476	42,952	—	21,476	—
Jaime F. Becker	Severance Pay(8)	137,500	275,000	—	137,500	—
	Incentive Pay	—	—	—	—	—
	RSU Award Vesting(4)	—	206,351	—	21,039	—
	PSU Award Vesting(5)	—	1,194,316	—	516,030	—
	Other Benefits(9)	18,613	37,227	—	18,613	—

(1)
Assumes equity awards are continued, assumed, or substituted with equivalent awards by the successor entity.
(2)
Represents: (a) the continuation of executive’s annual base salary for the remaining term of the executive’s employment agreement (December 31, 2028) in the event of a termination without cause or for good reason outside a change in control; (b) 2.99 times the executive’s annual base salary in the event of a termination without cause or for good reason in connection with a change in control; and (c) the executive's annual base salary in the event of a termination for disability, reduced by the amount of employer funded disability insurance payments received by the executive.
(3)
Represents: (a) the greater of the most recent bonus or target bonus in the event of a termination without cause or for good reason outside a change in control; (b) 2.99 times the executive’s bonus in effect at the time of termination plus 3 years’ bonus payments at the greater of his most recent bonus or his target bonus in the event of a termination without cause or for good reason in connection with a change in control; and (c) the executive’s bonus in the event of a termination for disability.
(4)
Represents: (a) the acceleration of all unvested RSUs in the event of a termination without cause or for good reason in connection with a change in control; and (b) in the case of RSUs that have been held for one (1) year or more after the date of grant, the acceleration of one-third of the unvested RSUs granted to the executive in 2025 and two-thirds of the unvested RSUs granted to the executive in 2024 in the event of a termination for death or disability.
(5)
Represents: (a) the acceleration of all unvested PSUs in the event of a termination without cause or for good reason in connection with a change in control based on the assumption that the performance goal was satisfied at the higher of the target

Radiant Logistics, Inc. – 2026 Proxy Statement 46

level or actual performance; and (b) in the case of PSUs that have been held for one (1) year or more after the date of grant, the acceleration of the unvested PSUs prorated for the months of service during the performance period on the assumption that the performance goal was satisfied at the target performance level in the event of a termination for death or disability.
(6)
Represents: (a) the executive’s annual fringe benefits in the event of a termination without cause or for good reason outside a change in control; (b) 2.99 times the executive’s annual fringe benefits in the event of a termination without cause or for good reason in connection with a change in control plus three years of continuing fringe benefits or the economic equivalent; and (c) the executive’s annual fringe benefits in the event of a termination for disability.
(7)
In January 2006, we entered into an employment agreement with our founder and CEO which contains a “grandfathered” excise tax gross up provision. In the event compensation payable to Mr. Crain upon a change of control causes him to be subject to an excise tax under section 4999 of the Code, he will receive a “gross up” payment in an amount such that after the payment by Mr. Crain of all taxes imposed upon the gross up payment, Mr. Crain will retain an amount of the gross up payment equal to such excise tax.
(8)
Represents: (a) six months of the executive’s annual base salary in the event of a termination without cause or for good reason outside a change in control; (b) the executive’s annual base salary in the event of a termination without cause or for good reason in connection with a change in control; and (c) six months of the executive’s annual base salary in the event of a termination for disability.
(9)
Represents: (a) six months of the executive’s annual fringe benefits in the event of a termination without cause or for good reason outside a change in control; (b) the executive’s annual fringe benefits in the event of a termination without cause or for good reason in connection with a change in control; and (c) six months of the executive’s annual fringe benefits in the event of a termination for disability.

CEO Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are providing the ratio of the annual total compensation of Bohn H. Crain, our CEO, to the median of the annual total compensation of all employees of our company (other than our CEO). This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

For fiscal year 2026:

•
the annual total compensation of our CEO was $1,592,033;
•
the annual total compensation of the employee identified at median of our Company (other than our CEO) was $49,889;
•
based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (identified in accordance with SEC rules and as described in greater detail below) was estimated to be 32:1; and
•
excluding the portion of all other compensation attributable to Radiant Capital Partners, LLC payments of $18,000, the CEO pay ratio was estimated to be 32:1 (See discussion regarding Radiant Capital Partners, LLC under heading “Compensation Discussion and Analysis–Named Executive Officer Compensation–All Other Compensation–RLP Distributions”).

To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions, and estimates:

•
Identification of Median Employee. To identify our median employee, we used the following methodology: we selected June 30, 2025 as the date to identify our employee population and “median employee.” We determined that, as of that date, our entire employee population, excluding our CEO, consisted of 967 total employees. In determining this population, we considered the employees of our subsidiaries and all of our employees other than our CEO, whether employed on a full-time, part-time,

Radiant Logistics, Inc. – 2026 Proxy Statement 47

temporary, or seasonal basis. We did not include any contractors or other non-employee workers in our employee population. In addition, under the de minimis exemption to the pay ratio rule, we excluded certain employees from fiscal year 2025 acquisitions (22), all of our employees in Mexico (6), Hong Kong (1) and China (14), which in total are 43 employees, or approximately 4.4% of our total employee population, excluding the CEO. Other than the employees from fiscal year 2026 acquisitions (91), which we excluded pursuant to SEC rules, there was not a change in our employee population that we reasonably believed would result in a significant change to the pay ratio and, as a result, we used the same median employee from 2025 for our pay ratio disclosure. To identify the “median employee” from our employee population, we selected W-2 earnings as the most appropriate measure of compensation. W-2 earnings for terminated or newly hired permanent employees are not annualized.
•
Calculation of Median Employee’s Annual Total Compensation. In accordance with applicable SEC rules, we calculated 2026 annual total compensation for this median employee using the same methodology we use for our named executive officers, as set forth in our Summary Compensation Table included on page 40 of this proxy statement.
•
Calculation of CEO’s Annual Total Compensation. With respect to the 2026 annual total compensation of our CEO, we used the amount set forth in the “Total” column of our Summary Compensation Table included on page 40 of this proxy statement.

audit and executive oversight Committee Interlocks and Insider Participation

None of the members of the AEOC has or had any relationship requiring disclosure under Item 404 of SEC Regulation S-K or has ever been an officer or employee of Radiant Logistics or any of our subsidiaries. None of our NEOs serves, or in the past has served, as a member of the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or the AEOC.

PAY VERSUS PERFORMANCE

The following table sets forth compensation information for our principal executive officer (“PEO”), and our NEOs, for purposes of comparing their compensation to the value of our stockholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2026, 2025, and 2024.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return (5)	Net Income Attributable to Radiant Logistics, Inc. (millions)
2026	$1,592,033	$2,406,808	$743,654	$1,123,530	$141	$18.8
2025	1,776,627	1,309,411	733,084	604,131	90	17.3
2024	1,959,124	1,594,303	602,570	336,854	85	7.7

(1)
The dollar amounts reported are the amounts of total compensation reported for our PEO, Mr. Crain, in the Summary Compensation Table.
(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Crain in our Summary Compensation Table during the applicable year, less the aggregate grant date fair value RSU and PSU awards included in the table - with the following added to the calculated compensation: (i) the year-end value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in fair value as of the end of the reported fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the reported fiscal year, and (iii) the change in fair value from the end of the prior fiscal year to the vesting date for equity awards granted in prior years that vested in the reported fiscal year. The fair value of awards granted in prior years that were forfeited during the covered fiscal year are then deducted. See Table below for further information.

Radiant Logistics, Inc. – 2026 Proxy Statement 48

Year	Summary Compensation Table Total	Grant Date Fair Value of Equity Awards Granted during the Fiscal Year	Year End Fair Value of Equity Awards Granted during the Fiscal Year	One Year Change in Fair Value of Unvested Equity Awards Granted in Prior Fiscal Years	Change in Fair Value from Prior Fiscal Year to Vesting Date for Equity Awards Vested	Fair value of awards granted in prior years that forfeited during the covered fiscal year	Compensation Actually Paid to PEO
2026	$1,592,033	$(932,672)	$1,440,077	$869,914	$32,846	$(595,390)	$2,406,808
2025	1,776,627	(902,522)	792,358	103,753	35,414	(496,219)	1,309,411
2024	1,959,124	(787,687)	722,909	(271,783)	(28,259)	-	1,594,303
(3)
For each fiscal year, non-PEO NEOs, Messrs. Macomber, Goldstein, and Ms. Becker, are included in the average figures shown. For fiscal year 2024, the average also includes Mr. Sobba, our former General Counsel.
(4)
The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our PEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO in the Summary Compensation Table, less the aggregate grant date fair value RSU and PSU awards included in the table - with the following added to the calculated compensation: (i) the year-end value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in fair value as of the end of the reported fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the reported fiscal year, and (iii) the change in fair value from the end of the prior fiscal year to the vesting date for equity awards granted in prior years that vested in the reported fiscal year. The fair value of awards granted in prior years that were forfeited during the covered fiscal year are then deducted. See Table below for further information.

Year	Summary Compensation Table Total	Grant Date Fair Value of Equity Awards Granted during the Fiscal Year	Year End Fair Value of Equity Awards Granted during the Fiscal Year	One Year Change in Fair Value of Unvested Equity Awards Granted in Prior Fiscal Years	Change in Fair Value from Prior Fiscal Year to Vesting Date for Equity Awards Vested	Fair value of awards granted in prior years that forfeited during the covered fiscal year	Average Compensation Actually Paid to Non-PEO NEOs
2026	$743,654	$(365,421)	$563,715	$328,040	$9,197	$(155,656)	$1,123,530
2025	733,084	(344,543)	302,219	32,933	10,170	(129,732)	$604,131
2024	602,570	(297,802)	202,050	(81,861)	(8,841)	(79,262)	$336,854
(5)
Assumes an investment of $100 for the period starting on June 30, 2022 through the end of the listed fiscal year. The closing prices of the Company’s common stock as reported on NYSE American, as applicable, on the following trading days were: $5.69 on June 30, 2024; $6.08 on June 30, 2025; and $9.46 on June 30, 2026.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND FINANCIAL PERFORMANCE MEASURES

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Compensation Actually Paid and Net Income. As demonstrated by the following graphs, the amount of compensation actually paid to our NEOs is aligned with our net income over the three years presented in the table. While we do not use net income as a performance measure in our overall executive compensation program, the performance measure of net income is correlated with the performance measure of adjusted EBITDA, which we use when setting goals for our short-term incentive program and long-term incentive program, respectively. As described in more detail under “Compensation Discussion and Analysis,” our performance-based compensation elements are designed to reward both annual performance (under the short-term incentive program) and longer-term performance (under the long-term incentive program).

Radiant Logistics, Inc. – 2026 Proxy Statement 49

Compensation Actually Paid and Company Total Stockholder Return (“TSR”). As demonstrated by the following graph, the amount of compensation actually paid to our NEOs is aligned with our cumulative TSR over the three years presented in the table. The alignment of compensation actually paid with our cumulative TSR over the period presented is because, among other things, a portion of the compensation actually paid to our NEOs is comprised of equity awards, the value of which is driven by our stock price. In addition, it appears our stock price generally correlates with our year-over-year financial results, including net income. As discussed above, net income is correlated with the performance measures of adjusted EBITDA, which we use when setting goals for our short-term incentive program and long-term incentive program, respectively.

Radiant Logistics, Inc. – 2026 Proxy Statement 50

Policies and practices related to the grant of certain equity awards close in time to the release of material nonpublic information

We do not grant stock options or similar awards as part of our equity compensation programs. If stock options or similar awards are granted, our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates. In addition, it is our policy to not grant stock options or similar awards during periods in which there is material nonpublic information about our company, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to equity awards that do not include an exercise price related to the market price of our common stock on the date of grant. It is also our policy not to time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION

Overview

Our non-employee director compensation program generally is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our stockholders. In fiscal year 2026, our non-employee director compensation was comprised of equity compensation, in the form of annual RSU awards and cash compensation in the form of annual retainers. Each of these components is described in more detail below.

Bohn H. Crain, as an employee director, does not receive any additional compensation for his services as a director.

DIRECTOR COMPENSATION Process

The Board has delegated to the AEOC the responsibility, among other duties, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the AEOC is assisted in performing its duties by our Human Resources Department.

In December 2020, the AEOC engaged Meridian Compensation Partners to review our non-employee director compensation program in addition to our executive compensation program. The review by Meridian Compensation Partners consisted of, among other items, analysis of board compensation trends and a competitive assessment based on a selected group of 14 companies operating in the United States that are more similarly situated to us from a revenue and market capitalization perspective. The 14 companies used in this director benchmarking analysis were part of the same peer group of 26 companies used for the executive compensation analysis. The AEOC considered this data in determining whether to recommend any changes to our non-employee director compensation program. Overall, the review by Meridian Compensation Partners showed that our non-employee director compensation program was significantly below the market median.

Director Compensation Program

The following table sets forth the cash component of our non-employee director compensation program for fiscal year 2026.

($)
Board Member Retainer	45,000
Audit and Executive Oversight Committee Chair Premium	14,000
Compensation Committee Function Premium	14,000
Nominating Governance Committee Function Premium	14,000
Lead Independent Director	25,000

Radiant Logistics, Inc. – 2026 Proxy Statement 51

In addition to cash compensation, our non-employee directors have an opportunity to receive annual RSU awards, based on their annual cash compensation and the Company’s performance relative to budgeted adjusted EBITDA. The annual RSU awards for fiscal year 2025 were granted on November 13, 2025 under the Radiant Logistics, Inc. 2021 Omnibus Incentive Plan and vest in full on the three-year anniversary of the grant date.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board and Board committee meetings.

Summary Director Compensation Table for FISCAL YEAR 2026

The following table sets forth information concerning the compensation of our non-employee directors during the fiscal year ended June 30, 2026. Bohn H. Crain is not compensated separately for his service as a director, and his compensation is discussed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Richard P. Palmieri	84,000	84,396	—	168,396
Michael Gould	59,000	57,858	—	116,858
Kristin E. Toth	59,000	57,858	—	116,858
(1)
The amounts reflected represent the grant date fair value of RSU awards for 14,066 shares for Mr. Palmieri, and 9,643 shares for Mr. Gould and Ms. Toth computed in accordance with FASB ASC Topic 718.
(2)
We do not provide perquisites or other personal benefits to our non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions

Our AEOC is responsible for the oversight of related party transactions. In accordance with the AEOC’ Charter, the Company is prohibited from entering into a related party transaction unless such transaction is approved by the AEOC after a review of the transaction by the AEOC for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of SEC Regulation S-K. Related party transactions, if any, are reviewed quarterly by the AEOC.

Transactions with Related Persons

For the period beginning on July 1, 2024, to the date of this proxy statement, the following are our current arrangements with related parties:

Employment and Other Agreements with Named Executive Officers

We have entered into an employment agreement with each of our named executive officers. These agreements were entered into with these individuals in connection with their capacities as officers and provide for salary, bonus, and other benefits, including the grant of equity awards, and severance upon a termination of employment under certain circumstances. Please see the sections above entitled “Executive Compensation—Employment Agreements” for a description of these agreements.

Other Related Party Transactions

Radiant Logistics, Inc. – 2026 Proxy Statement 52

On June 28, 2006, we joined with Radiant Capital Partners, LLC, an affiliate of Mr. Crain, our founder and Chief Executive Officer, to form Radiant Logistics Partners, LLC. RLP commenced operations in 2007 as a minority-owned business enterprise for the purpose of enabling us to expand the scope of our service offerings to include participation in certain supplier diversity programs that would have otherwise not been available to us. RLP is owned 60% by Mr. Crain and 40% by the Company.

In the course of evaluating and approving the ownership structure, operations and economics emanating from RLP, a committee consisting of the independent Board member of the Company considered, among other factors, the significant benefits provided to us through association with a minority business enterprise, particularly as many of our largest current and potential customers have a need for diversity offerings. In addition, the committee concluded the economic relationship with RLP was on terms no less favorable to us than terms generally available from unaffiliated third parties.

For the fiscal year ended June 30, 2026, RLP recorded $366,406 in commission revenues earned from members of the affiliated group and reported a profit of $357,602. For the fiscal year ended June 30, 2025, RLP recorded $256,084 in commission revenues earned from members of the affiliated group and reported a profit of $244,941.

STOCK OWNERSHIP

Significant Beneficial Owners

The table below sets forth information as to individuals and entities (other than officers or directors) that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership	Percent of Class(1)
Common Stock	FMR LLC(2) 245 Summer Street Boston, MA 02210	3,853,017	8.2%
Common Stock	Royce & Associates LP(3) One Madison Avenue New York, NY 10010	2,525,326	5.4%
(1)
Percent of class is based on 46,979,624 shares of our common stock outstanding as of our record date, September 29, 2026.
(2)
Based solely on information contained in a Schedule 13G of FMR LLC, a parent holding company, filed with the SEC on August 5, 2025 reflecting beneficial ownership as of June 30, 2026. FMR LLC reported aggregate beneficial ownership 3,853,017 shares and sole voting authority with respect to 3,851,236 shares. FMR LLC does not have shared voting or dispositive power over any of the shares.
(3)
Based solely on information contained in a Schedule 13G of Royce & Associates LP, a parent holding company, filed with the SEC on April 22, 2026, reflecting beneficial ownership as of June 30, 2026, with sole investment discretion with respect to 2,525,326 shares and sole voting authority with respect to 2,525,326 shares. Royce & Associates LP does not have shared voting or dispositive power over any of the shares.

Security Ownership by Management

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of September 29, 2026, by:

•
each of our directors;
•
each of the individuals named in the “Summary Compensation Table” under “Executive Compensation” beginning on page 40; and
•
all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and subject to community property laws, where applicable. The number of shares beneficially owned represents the number of shares the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined

Radiant Logistics, Inc. – 2026 Proxy Statement 53

“beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the vesting of restricted stock units or the exercise of any option, warrant, or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account, or similar arrangement; or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

Title of Class	Name of Beneficial Owner	Title/Position	Amount and Nature of Beneficial Ownership(1)	Percent of Class (2)
Common Stock	Bohn H. Crain	Chairman of the Board and Chief Executive Officer	10,253,293	21.8%
Common Stock	Michael Gould	Director	769,194	1.6%
Common Stock	Todd E. Macomber	Senior Vice President, Chief Financial Officer and Treasurer	95,820	*
Common Stock	Richard P. Palmieri	Director	154,367	*
Common Stock	Kristin E. Toth	Director	117,344	*
Common Stock	Arnold Goldstein	Senior Vice President and Chief Commercial Officer	33,486	*
Common Stock	Jaime F. Becker	Senior Vice President and General Counsel	—	*
	All officers and directors as a group (7 persons)		11,423,504	24.3%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Includes for the persons listed below the following shares of common stock issuable upon vesting of RSUs and the exercise of vested options within 60 days of September 29, 2026:

Name	Number of Restricted Stock Units Issuable	Number of Shares Issuable upon Exercise of Vested Options
Michael Gould	6,672	—
Richard P. Palmieri	10,008	—
Kristin E. Toth	6,672	100,000
(2)
Percent of class is based on 46,979,624 shares of our common stock outstanding plus shares of common stock issuable upon vesting of RSUs and exercise of vested options within 60 days of our record date September 29, 2026.

Stock Ownership Guidelines

We have established stock ownership and retention guidelines that are intended to further align the interests of our directors and named executive officers with those of our stockholders. The stock ownership guidelines for our non-employee directors and NEOs are as follows:

Position	Guideline
Non-Employee Director	2x annual cash retainer
Chief Executive Officer	4x annual base salary
Other Named Executive Officers	1x annual base salary

Each director and named executive officer has five years from the date of appointment or hire or, if the ownership multiple has increased during their tenure, five years from the date established in connection with such increase to reach their stock ownership targets. Until the applicable stock ownership guideline is achieved as described above, each director and NEO is required to retain an amount equal to 100% of the net shares received as a result of the vesting of RSUs, other equity-based awards, or the exercise of stock options. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and any applicable withholding or estimated taxes associated with the vesting of other equity-based awards. All of our directors and NEOs are in compliance with our stock ownership guidelines, taking into account the five-year compliance deadline.

Radiant Logistics, Inc. – 2026 Proxy Statement 54

Securities Authorized for Issuance Under Equity Compensation Plans

The table below provides information about our common stock that may be issued under our equity compensation plans as of June 30, 2026.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans not approved by security holders	—	$—	—
Equity compensation plans approved by security holders	1,719,722	$7.45	1,936,984
Total	1,719,722		1,936,984
(1)
RSU awards do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).

INFORMATION ABOUT THE 2026 ANNUAL MEETING

The Board is using this proxy statement to solicit your proxy for use at our 2026 Annual Meeting of Stockholders. The Board is soliciting proxies to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

We also make available our proxy materials online. All stockholders may request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Internet Notice and on the website referred to in the Internet Notice, including an option to request paper copies on an ongoing basis.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Monday, November 16, 2026, at 9:00 a.m., Local Time at our principal executive offices located at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057.

Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (425) 943-4541.

what is THE PURPOSE OF THE Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this proxy statement:

Proposal	Item of Business
Proposal No. 1	Election of Directors
Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal No. 3	Advisory Vote on Executive Compensation

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

are there any matters to be voted on at the annual meeting that are not included in this proxy statement?

We currently are not aware of any business that will be presented at the Annual Meeting other than as described in this proxy statement. If, however, any other matter is properly brought at the Annual Meeting, or any continuation, postponement, or adjournment thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters in accordance with their best judgment.

Radiant Logistics, Inc. – 2026 Proxy Statement 55

who CAN ATTEND the Annual Meeting?

All of our stockholders entitled to vote at the Annual Meeting may attend the Annual Meeting. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares. Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement, and will be required to present a valid, government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

who IS ENTITLED TO VOTE AT the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on September 29, 2026, the record date, will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the record date, there were 46,979,624 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

how MANY SHARES MUST BE PRESENT?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote on the record date will constitute a quorum. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

what IF A QUORUM IS NOT PRESENT?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

how DO I VOTE?

We recommend stockholders vote by proxy even if they attend the Annual Meeting.

If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on November 15, 2026 to be counted.

If you are a stockholder of record, there are three ways to vote by proxy:

•
by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•
by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•
by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on November 15, 2026. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you.

Radiant Logistics, Inc. – 2026 Proxy Statement 56

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank, broker, or agent to obtain a legal proxy or the bank’s or broker’s proxy card and bring it to the Annual Meeting in order to vote.

what IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” are held in the name of a bank or broker on a person’s behalf.

CAN i VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and your bank or brokerage firm is required to vote your shares in accordance with your instructions.

what ARE BROKER NON-VOTES?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of Baker Tilly as our independent registered public accounting firm in Proposal No. 2 is a routine matter; and accordingly, a broker is entitled to vote shares held for a beneficial owner on that proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe, based on the rules of the NYSE, that the election of directors in Proposal No. 1 and the advisory vote on executive compensation in Proposal No. 3 are non-routine matters; accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Whether a voting proposal is ultimately determined routine or non-routine is determined by the NYSE. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

The Board recommends that you vote:

•
FOR the election of Bohn H. Crain, Michael Gould, Kristin E. Toth and Richard P. Palmieri to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified;
•
FOR the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027; and
•
FOR the approval of the advisory vote on our executive compensation.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Radiant Logistics, Inc. – 2026 Proxy Statement 57

WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

Proposal	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors

Majority of votes cast. This means that nominees receiving more “FOR” votes than “AGAINST” votes will be elected as directors. Nominees receiving more “AGAINST” votes than “FOR” votes are expected to tender their resignation.

		Abstentions will have no effect.	Broker non-votes will have no effect.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal No. 3: Advisory Vote on Executive Compensation	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

what IF I DON’T SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board, as described above.

what DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

CAN I REVOKE OR CHANGE MY VOTE?

Yes. If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your shares are voted by one of the following methods:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or telephone;
•
by giving written notice of such revocation to our Secretary; or
•
by voting in person at the Annual Meeting.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Radiant Logistics, Inc.

Triton Towers Two, 700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

Attention: Corporate Secretary

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

Radiant Logistics, Inc. – 2026 Proxy Statement 58

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged to tabulate stockholder votes. We will appoint an independent inspector of elections for the Annual Meeting.

where CAN I FIND THE VOTING RESULTS?

We plan to announce preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

CAN I GET A PRINTED COPY OF THE PROXY MATERIALS?

Yes. We will mail this proxy statement and our 2026 Annual Report, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of our receipt of such request.

OTHER MATTERS

Stockholder Proposals and Director Nominations for 2027 Annual Meeting OF STOCKHOLDERS

Date of 2027 Annual Meeting of Stockholders

We anticipate that our 2027 Annual Meeting of Stockholders will be held on or about Friday, November 12, 2027.

Important Dates for Stockholder Submissions

The following are important dates in connection with our 2027 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than June 11, 2027
Nomination of a Candidate Pursuant to our Bylaws and Rule 14a-19 of the Securities Exchange Act of 1934	Bylaw notice: Between August 14, 2027 and September 13, 2027; Rule 14a-19 universal proxy notice: No later than September 14, 2027
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between August 30, 2027 and September 24, 2027

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2027 Annual Meeting proxy statement, a proposal must be received by us no later than June 11, 2027 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Nominations and Proposals Pursuant to Our Bylaws

Stockholders wishing to present proposals for action at an annual meeting apart from proposals pursuant to Rule 14a-8 must do so in accordance with our Bylaws. A stockholder must give timely notice of the proposed business to the Secretary at the executive offices referred to above. To be timely, a stockholder’s notice must be in writing, delivered

Radiant Logistics, Inc. – 2026 Proxy Statement 59

to or mailed and received at our principal executive offices not less than 50 days nor more than 75 days prior to that year’s annual meeting; provided, however, that in the event less than 60 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed or public disclosure of the meeting was made, whichever occurs first. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include: (i) a brief description of the business proposed to be brought before the meeting, the reasons for conducting such business at the meeting, and if such business includes a proposal to amend any document, the language of the proposed amendment; (ii) the name and address, as they appear in our books, of the stockholder proposing such business; (iii) the class and number of shares of Company stock that are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Proxy voting on any matter brought before the meeting as set forth in this paragraph will be subject to the discretionary voting authority of the designated proxy holders.

Stockholders wishing to nominate candidates for election to the Board at an annual meeting must do so in accordance with our Bylaws and Rule 14a-19 by giving timely notice in writing to the Secretary as described above. To be timely, a stockholder’s notice must be in writing, delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to that year’s annual meeting; provided, however, that in the event less than 70 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed or public disclosure of the meeting was made, whichever occurs first. The notice must set forth: (i) the nominee’s name, age, business address and, if known, residence address; (ii) such person’s principal place of employment; (iii) the class and number of shares of stock of the corporation that are beneficially owned by such person; and (iv) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In addition, as to the stockholder giving the notice, the notice must include: (i) the name and record address of such stockholder; and (ii) the class and number of shares of Company stock beneficially owned by such stockholder. The presiding officer at the annual meeting is required to determine whether any nomination was properly brought before the annual meeting in accordance with our Bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election.

DELINQUENT SECTION 16(a) REPORTS

Reports of all transactions in our common stock by officers, directors and principal stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of the reports received, or representations of such reporting persons, we believe that during fiscal year 2026 no officers, directors or principal stockholders failed to file reports of ownership and changes of ownership on a timely basis.

Cost of Solicitation of Proxies

The Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Internet Notice or this proxy statement by mail, we will request that brokers, banks, and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Internet Notices, proxies, and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, telephone, facsimile, or special delivery letter. Additionally, we have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of approximately $15,000 plus reimbursement of reasonable out-of-pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 17th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the 2026 Annual Meeting of Stockholders, please contact Okapi Partners toll-free at (877) 796-5274 or by email at info@okapipartners.com.

Radiant Logistics, Inc. – 2026 Proxy Statement 60

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, Attention: Investor Relations, or contact Investor Relations by telephone at (425) 943-4541. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the AEOC Report under “Proposal No. 2. Ratification of Appointment of Independent Registered Public Accounting Firm” will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than this proxy statement, notice, and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

Radiant Logistics, Inc. – 2026 Proxy Statement 61

Copies of 2026 Annual Report

Our Annual Report on Form 10-K, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended June 30, 2026, is being sent to stockholders of record as of September 29, 2026 together with this proxy statement. This Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders may also view this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. Stockholders of record as of September 29, 2026, and beneficial owners of our common stock on that date, may obtain from us without charge additional copies of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. If requested, we will provide stockholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Any requests from a beneficial owner of our common stock must set forth a good faith representation that, as of the record date for this solicitation, September 29, 2026, the person making the request was the beneficial owner of our common stock. Such written requests should be directed to us at: Radiant Logistics, Inc., Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, Attention: Chief Financial Officer.

________________

Your vote is important. Please promptly vote your shares of Radiant Logistics common stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Bohn H. Crain

Chairman of the Board and

Chief Executive Officer

Renton, Washington

October 9, 2026

Radiant Logistics, Inc. – 2026 Proxy Statement 62

ANNEX I – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In this proxy statement, we use the terms adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted gross profit, which are non-GAAP financial measures. These non-GAAP financial measures are presented to provide stockholders additional information to facilitate the comparison of our past and present operations. We believe non-GAAP financial measures provide useful information to investors because they are used to evaluate our performance on a comparable year-over-year basis. Non-GAAP financial measures are not in accordance with, or an alternative for, measures calculated in accordance with U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of our non-GAAP financial measures may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP. These measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures. Accordingly, we qualify our use of non-GAAP financial information in a statement when non-GAAP financial information is presented.

Adjusted Net Income

The following table presents a reconciliation of our adjusted net income, which is a non-GAAP financial measure, to the most directly comparable GAAP measure.

	Year Ended June 30,
(In thousands)	2026	2025
GAAP net income attributable to Radiant Logistics, Inc.	$18,786	$17,291
Adjustments to net income:
Income tax expense (benefit)	4,289	3,765
Depreciation and amortization	14,333	18,379
Change in fair value of contingent consideration	(6,197)	(2,491)
Lease termination costs	186	1,491
Change in fair value of interest rate swap contracts	-	1,032
Other	2,051	1,519

Adjusted net income before income taxes	$33,448	$40,986

Provision for income taxes at 24.5%	(8,195)	(10,042)

Adjusted net income	$25,253	$30,944

Adjusted net income per common share:
Basic	$0.54	$0.66
Diluted	$0.52	$0.64

Weighted average common shares outstanding:
Basic	46,943,071	46,969,294
Diluted	48,621,797	48,730,674

Radiant Logistics, Inc. – 2026 Proxy Statement 63

Adjusted gross profit

The following table presents a reconciliation of our adjusted gross profit and adjusted gross profit percentage, which are non-GAAP financial measures, to the most directly comparable GAAP measure.

	Year Ended June 30,
(In thousands)	2026	2025
Revenues	$934,356	$902,696
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(688,329)	(663,277)
Depreciation and amortization	(9,633)	(13,340)
GAAP gross profit	$236,394	$226,079
Depreciation and amortization	9,633	13,340
Adjusted gross profit	$246,027	$239,419

GAAP gross margin (GAAP gross profit as a percentage of revenues)	25.3%	25.0%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	26.3%	26.5%

adjusted EBITDA and adjusted EBITDA margin

The following table presents a reconciliation of our adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures, to the most directly comparable GAAP measure.

	Year Ended June 30,
(In thousands)	2026	2025
Net income attributable to Radiant Logistics, Inc	$18,786	$17,291
Income tax expense	4,289	3,765
Depreciation and amortization(1)	14,333	18,493
Net interest expense (income)	2,135	39

EBITDA	39,543	39,588

Share-based compensation	1,660	(819)
Change in fair value of contingent consideration	(6,197)	(2,491)
Lease termination costs	186	1,491
Change in fair value of interest rate swap contracts	-	1,032
Other	1,492	(45)

Adjusted EBITDA	$36,684	$38,756
Adjusted EBITDA as a % of adjusted gross profit(2)	14.9%	16.2%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.
(2)
Adjusted gross profit is revenues net of cost of transportation and other services.

Radiant Logistics, Inc. – 2026 Proxy Statement 64

RADIANT LOGISTICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF RADIANT LOGISTICS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Bohn H. Crain and Todd E. Macomber, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Radiant Logistics, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Triton Towers Two, 700 S. Renton Village Place, Seventh Floor, Renton, Washington 98057, at 9:00 a.m., Local Time, on November 16, 2026, and at any adjournment(s) or postponement(s) thereof, upon the Proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees in Proposal 1, FOR Proposal 2 and Proposal 3, and in the proxies’ discretion, upon other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side)

Radiant Logistics, Inc. – 2026 Proxy Statement 65

Please Detach and Mail In the Envelope Provided

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For	Against	Abstain

1	Election of Directors
Nominees
	1a. Bohn H. Crain	☐	☐	☐
	1b. Richard P. Palmieri	☐	☐	☐
	1c. Michael Gould	☐	☐	☐
	1d. Kristin E. Toth	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3		For	Against	Abstain

2	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2027	☐	☐	☐

3	To approve, on an advisory basis, our executive compensation.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

			Yes	No
	Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Radiant Logistics, Inc. – 2026 Proxy Statement 66